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                                                                 EXHIBIT 10.17

                              FORMATION AGREEMENT



                                 BY AND BETWEEN



                               SEI HOLDINGS, INC.



                                      AND


                             VASTAR RESOURCES, INC.





                                 AUGUST 8, 1997



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                               TABLE OF CONTENTS

                              FORMATION AGREEMENT

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
ARTICLE I

DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -2-
         1.1         Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -2-
         1.2         Certain Additional Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
         1.3         Construction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-

ARTICLE II

TERMS OF THE TRANSACTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
         2.1         Adoption of Partnership Agreement and Limited Liability Company Agreement; Assets to
                        be Contributed. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
         2.2         Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
         2.3         Instruments of Conveyance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
         2.4         Transfer of Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
         2.5         Liabilities Assumed by Partnership   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
         2.6         Liabilities Not Assumed by Partnership   . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
         2.7         Sale of Partial Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
         2.8         Retail Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
         2.9         Reimbursements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-

ARTICLE III-A

FIRST CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
         3.1-A       Deliveries by VRI and Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
         3.2-A       Deliveries by SEI Holdings and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
         3.3-A       Deliveries by the General Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
         3.4-A       Deliveries by the Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-

ARTICLE III-B

SECOND CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
         3.1-B       Deliveries by VRI and Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
         3.2-B       Deliveries by SEI Holdings and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
         3.3-B       Deliveries by the General Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
         3.4-B       Deliveries by the Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF VRI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
         4.1         Corporate Organization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
         4.2         Charter and Bylaws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
         4.3         Authority Relative to This Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
         4.4         Noncontravention   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
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
         4.5         Governmental Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
         4.6         Exclusive Operation of the Vastar Marketing Business   . . . . . . . . . . . . . . . . . . . .  -26-
         4.7         Title to Vastar Business Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
         4.8         Financial Statements; Absence of Liabilities   . . . . . . . . . . . . . . . . . . . . . . . .  -26-
         4.9         Absence of Certain Changes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
         4.10        Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
         4.11        Compliance With Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
         4.12        Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
         4.13        Sufficiency of Assets and Personnel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
         4.14        Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
         4.15        Tangible Personal Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
         4.16        Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
         4.17        Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
         4.18        Intellectual Property; Technology; Software  . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
         4.19        Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
         4.20        Change in Corporate Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
         4.21        Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
         4.22        Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-
         4.23        Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-
         4.24        Financial Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-
         4.25        Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-
         4.26        Investment Intent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-
         4.27        No Material Omissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SEI HOLDINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
         5.1         Corporate Organization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
         5.2         Charter and Bylaws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
         5.3         Authority Relative to This Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
         5.4         Noncontravention   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
         5.5         Governmental Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
         5.6         Exclusive Operation of the SETM Business   . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
         5.7         Title to SETM Business Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
         5.8         Financial Statements; Absence of Liabilities   . . . . . . . . . . . . . . . . . . . . . . . .  -36-
         5.9         Absence of Certain Changes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
         5.10        Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
         5.11        Compliance With Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
         5.12        Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
         5.13        Sufficiency of Assets and Personnel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
         5.14        Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
         5.15        Tangible Personal Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
         5.16        Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
         5.17        Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
         5.18        Intellectual Property; Technology; Software  . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
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
         5.19        Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
         5.20        Change in Corporate Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
         5.21        Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
         5.22        Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -41-
         5.23        Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-
         5.24        Financial Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-
         5.25        Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-
         5.26        Investment Intent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-
         5.27        No Material Omissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-

ARTICLE VI-A

CONDUCT OF VASTAR MARKETING BUSINESS PENDING CLOSINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-
         6.1-A       Conduct and Preservation of the Vastar Marketing Business  . . . . . . . . . . . . . . . . . .  -43-
         6.2-A       Restrictions on Certain Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-

ARTICLE VI-B

CONDUCT OF SETM BUSINESS PENDING CLOSINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -45-
         6.1-B       Conduct and Preservation of the SETM Business  . . . . . . . . . . . . . . . . . . . . . . . .  -45-
         6.2-B       Restrictions on Certain Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -45-

ARTICLE VII

ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -47-
         7.1         Access to Information, Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . .  -47-
         7.2         Third Party Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -47-
         7.3         Release of Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -48-
         7.4         Best Efforts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -48-
         7.5         Acquisition Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -48-
         7.6         Certain Ancillary Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -48-
         7.7         Public Announcements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -50-
         7.8         Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -50-
         7.9         Bulk Sales Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -50-
         7.10        Notification of Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -50-
         7.11        Access to Records After Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -51-
         7.12        Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -51-
         7.13        Taxes; Other Charges   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -52-
         7.14        Officers and Directors of General Partner  . . . . . . . . . . . . . . . . . . . . . . . . . .  -52-
         7.15        Covenants Not To Compete   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -52-
         7.16        Insurance.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-
         7.17        Staff Services.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-
         7.18        Post-Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-
         7.19        Assignment of LDC Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-
         7.20        Amendment of Disclosure Schedules.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-

ARTICLE VIII

CONDITIONS TO OBLIGATIONS OF VRI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-
         8.1         Conditions to First Closing.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-
         8.2         Conditions to Second Closing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -55-
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ARTICLE IX

CONDITIONS TO OBLIGATIONS OF SEI HOLDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -57-
         9.1         Conditions to First Closing.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -57-
         9.2         Conditions to Second Closing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -58-

ARTICLE X

TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -60-
         10.1        Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -60-
         10.2        Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -60-
         10.3        Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -61-
         10.4        Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -61-
         10.5        Remedies Not Exclusive   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -62-
         10.6        No Special or Consequential Damages.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -62-

ARTICLE XI

INDEMNIFICATION;SURVIVAL OF REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -62-
         11.1        Indemnification Obligations of VRI   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -62-
         11.2        Indemnification Obligations of SEI Holdings  . . . . . . . . . . . . . . . . . . . . . . . . .  -63-
         11.3        Indemnification Procedures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -64-
         11.4        Survival   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -65-

ARTICLE XII

MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -66-
         12.1        Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -66-
         12.2        Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -67-
         12.3        Binding Effect; Assignment; No Third Party Benefit   . . . . . . . . . . . . . . . . . . . . .  -67-
         12.4        Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -67-
         12.5        Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -67-
         12.6        Further Assurances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -67-
         12.7        Descriptive Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -68-
         12.8        Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -68-
         12.9        Dispute Resolution; Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -68-
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
CLOSING SCHEDULES
Section 1.1(c)                    -     First Closing Schedule of Assumed Contracts and Liabilities
                                  -     Second Closing Schedule of Assumed Contracts and Liabilities

EXHIBITS
Exhibit 1.1(aa)                   -     SEI Holdings Disclosure Schedule
         Section 1.1(j)(viii)     -     List of Certain Excluded Assets
         Section 5.4              -     List of exceptions to noncontravention representation
         Section 5.5              -     List of exceptions to no required governmental approvals representation
         Section 5.6              -     List of exceptions to exclusive operations of the SETM Business
         Section 5.7              -     List of title exceptions
         Section 5.9              -     List of exceptions for absence of changes representation
         Section 5.10             -     List of exceptions to tax representations
         Section 5.12             -     List of litigation and claims
         Section 5.13             -     List of exceptions to sufficiency of assets and personnel
         Section 5.14             -     List of leased real estate
         Section 5.15             -     List of tangible personal property
         Section 5.18             -     List of intellectual property, technology and software related to SETM Business
         Section 5.19(a)          -     List of Permits related to SETM Business
         Section 5.19(b)          -     List of exceptions to all necessary Permits representation
         Section 5.21(a)          -     List of agreements
         Section 5.21(b)          -     List of exceptions to agreements representations
         Section 5.22             -     List of environmental exceptions
         Section 5.24             -     List of bonds, etc.
         Section 6.1-B            -     List of exceptions to limitations on conduct of business pending Second Closing
Exhibit 1.1(mm)                   -     Vastar Disclosure Schedule
         Section 1.1(j)(viii)     -     List of Certain Excluded Assets
         Section 1.1(j)(ix)       -     List of LDC Contracts
         Section 4.4              -     List of exceptions to noncontravention representation
         Section 4.5              -     List of exceptions to no required governmental approvals representation
         Section 4.6              -     List of exceptions to exclusive operations of the Vastar Marketing Business
         Section 4.7              -     List of title exceptions
         Section 4.9              -     List of exceptions to absence of changes representation
         Section 4.10             -     List of exceptions to tax representations
         Section 4.12             -     List of litigation and claims
         Section 4.13             -     List of exceptions to sufficiency of assets and personnel
         Section 4.14             -     List of leased real estate
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
         Section 4.15             -     List of tangible personal property
         Section 4.18             -     List of intellectual property, technology and software related to Vastar Marketing Business
         Section 4.19(a)          -     List of Permits related to Vastar Marketing Business
         Section 4.19(b)          -     List of exceptions to all necessary Permits representation
         Section 4.21(a)          -     List of agreements
         Section 4.21(b)          -     List of exceptions to agreements representations
         Section 4.22             -     List of environmental exceptions
         Section 4.24             -     List of bonds, etc.
         Section 6.1-A            -     List of exceptions to limitations on conduct of business pending Second Closing
Exhibit 2.1(a)(i)                 -     Amended and Restated Limited Liability Company Agreement of General Partner
Exhibit 2.1(b)                    -     Amended and Restated Limited Partnership Agreement
                                        of the Partnership (with Exhibit A (Certificate of Limited Partnership) attached)
Exhibit 2.7                       -     Escrow Agreement
Exhibit 7.6(a)                    -     Gas Purchase and Sale Agreement
Exhibit 7.6(c)(i)                 -     List of Executives to Receive Executive Employment Agreement
Exhibit 7.6(f)                    -     Transfer Restriction Agreement
Exhibit 7.6(h)                    -     Power Supply Agreement
Exhibit 7.6(l)                    -     Noncompetition and Confidentiality Agreement

                              FORMATION AGREEMENT



         THIS FORMATION AGREEMENT (this "Agreement"), dated as of August 8, 1997, is entered into by and between SEI HOLDINGS, INC., a Delaware corporation ("SEI Holdings"), and VASTAR RESOURCES, INC., a Delaware corporation ("VRI").

         WHEREAS, Vastar Gas Marketing, Inc. ("VGM"), a Delaware corporation and wholly-owned indirect subsidiary of VRI, is in the business, among other things, of gas marketing and trading (the "Vastar Gas Business," which definition expressly excludes VGM's crude oil and natural gas liquids marketing and trading business and gas gathering and processing business) and Vastar Power Marketing, Inc. ("VPM"), a Delaware corporation and indirect wholly-owned subsidiary of VRI, is in the business of marketing and trading electric energy (the "Vastar Power Business") (together the Vastar Gas Business and the Vastar Power Business constitute the "Vastar Marketing Business"); and

         WHEREAS, Southern Energy Trading and Marketing, Inc., a Delaware corporation and indirect wholly-owned subsidiary of SEI Holdings ("SETM"), is in the business, among other things, of trading and marketing natural gas (excluding gas contracts and trading positions which are tied to or incidental to SETM power contracts, the "SETM Gas Business") and electric energy, crude oil and other energy and energy-linked commodities, including gas contracts and trading positions which are tied to or incidental to SETM power contracts (the "SETM Power Business") (together the SETM Gas Business and the SETM Power Business constitute the "SETM Business"); and

         WHEREAS, the parties have identified opportunities in the marketplace which may become open to them if they combine the SETM Business and the Vastar Marketing Business (together, the "Marketing Business"); and

         WHEREAS, VRI and SEI Holdings desire to create a limited partnership for the purpose of further developing and continuing the Marketing Business; and

         WHEREAS, for this purpose, VRI desires to, and to cause its Affiliates to, contribute the assets of the Vastar Gas Business and Vastar Power Business, and SEI Holdings desires to, and to cause its Affiliates to, contribute the assets of the SETM Gas Business and the SETM Power Business to the Partnership to be formed by the parties and to the limited liability company that will act as general partner of the Partnership, each in exchange for limited partnership interests in the Partnership (and in exchange for interests in the limited liability company that will act as general partner of the Partnership) to be held by Vastar Energy, Inc., a Delaware corporation ("Vastar LP Sub") and SC Energy Ventures, Inc., a Georgia corporation ("Southern LP Sub"), which will use such assets to continue and develop the Marketing Business; and





Formation Agreement

         WHEREAS, at the First Closing, (a) VRI desires (i) to cause the Vastar Gas Business to be contributed to the Partnership and to the General Partner and (ii) to obligate itself to contribute, and to cause its Affiliates to contribute, the Vastar Power Business at the Second Closing and the LDC Contracts to the Partnership at January 1, 1998, and (b) SEI Holdings desires
(i) to cause the SETM Gas Business to be contributed to the Partnership and to the General Partner and (ii) to obligate itself to contribute, and to cause its Affiliates to contribute, the SETM Power Business to the Partnership at the Second Closing; and

         WHEREAS, the parties desire that, among other considerations, Southern LP Sub (or its designee) shall immediately after the First Closing and subject to Section 10.2, purchase a portion of the interest of Vastar LP Sub (or its designee) in such limited partnership for $40 million;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         1.1 CERTAIN DEFINED TERMS. As used in this Agreement, each of the following terms has the meaning given it below:

         (a) "AFFILIATE" means, with respect to a Person, (i) any other Person 50% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with the power to vote by such Person or
(ii) any other Person directly or indirectly controlling, controlled by or under common control with such Person. Notwithstanding the preceding sentence, with respect to VRI, Vastar Holdings, Inc., a Delaware corporation ("Vastar Holdings"), VGM, VPM or Vastar LP Sub, "Affiliate" shall not include Atlantic Richfield Company, a Delaware corporation or any entity owned or controlled by it other than VRI or an entity also, directly or indirectly, owned or controlled by VRI and with respect to SEI Holdings, SETM, Southern Member Sub or Southern LP Sub, "Affiliate" shall not include The Southern Company, a Delaware corporation ("Southern Company") or any entity, directly or indirectly, owned or controlled by it other than SEI Holdings or an entity also, directly or indirectly, owned or controlled by SEI Holdings. The term "controls" as used above means the possession of the power to direct or cause the direction of the management and policies of a person by virtue of ownership of voting securities or otherwise.

         (b) "APPLICABLE LAW" means any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity to which a specified Person or property is subject.





Formation Agreement

         (c) "ASSUMED CONTRACTS AND LIABILITIES" means the contracts and liabilities that SEI Holdings and VRI mutually determine (with the economic value of such contracts Marked to Market, as applicable, as of the respective Closing Date) and identify on a schedule mutually executed for identification purposes and which schedule specifies the Marked to Market value, and delivered to each other at the First Closing and at the Second Closing (the "First Closing and Second Closing Schedules of Assumed Contracts and Liabilities," respectively), will be assumed by the Partnership as of such respective First Closing or Second Closing. (Schedule 1.1(c)). In the event the Marked to Market value cannot be precisely determined at the respective Closing Date, the parties shall agree on an approximation thereof at such Closing and shall settle the actual value as described in Section 7.18, by paying additional cash to the Partnership or receiving a refund of cash from the Partnership to meet the obligations under Sections 2.1(b)(vii), 3.1-A(g), 3.2-A(g), 3.1-B(e) and 3.2-B(e). The First Closing Schedule of Assumed Contracts and Liabilities shall include the LDC Contracts even though such Contracts will not be assigned until January 1, 1998.

         (d) "BUSINESS" shall mean the Vastar Marketing Business, when referring to VGM, VPM, Vastar Holdings or VRI, the SETM Business when referring to SEI Holdings or SETM, and the Marketing Business when referring to the Partnership.

         (e)     "CODE" means the Internal Revenue Code of 1986, as amended.

         (f) "CLOSING" means the First Closing or Second Closing, as applicable.

         (g) "CLOSING DATE" means the First Closing Date or the Second Closing Date, as applicable.

         (h) "ENCUMBRANCES" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions, easements and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

         (i) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         (j) "EXCLUDED ASSETS" means as to SEI Holdings and its Affiliates with respect to either the SETM Gas Business or the SETM Power Business, or as to VRI and its Affiliates with respect to either the Vastar Gas Business or the Vastar Power Business:

                 (i) any assets sold or otherwise disposed of by it in the ordinary course of business and not in violation of the provisions of this Agreement during the period commencing on the date of this Agreement and ending on the respective Closing Date;

                 (ii) all articles of incorporation, bylaws, minutes, capital stock ledgers, corporate seals and similar corporate instruments of such Person;





Formation Agreement

                 (iii) its general ledgers and original books of entry ancillary thereto, Tax Returns and supporting papers, checks, vouchers and bank statements;

                 (iv) all contracts (including specifically the cogen contracts), contract rights and similar rights of it under or pursuant to contracts that are not Assumed Contracts and Liabilities pursuant to Section 2.5;

                 (v) all rights, claims and causes of action of it for federal, state, local or foreign Tax refunds and all Tax loss carry forward benefits and other benefits, rights and claims of it arising in connection with or otherwise relating to Taxes relating to the business of it for any period or partial period prior to the respective Closing;

                 (vi) all rights of it under or pursuant to this Agreement, the Partnership Agreement and Limited Liability Company Agreement, and the Ancillary Agreements referred to in Section 7.6 to which it is a party;

                 (vii) all cash, inventories, accounts receivable, pipeline imbalances, notes receivable, deposits and Marked to Market contract values (certain of which are to be transferred to the Partnership but as a part of the respective Working Capital Contribution/Loans);

                 (viii)   the assets, rights, and other interests described in
         Schedule 1.1(j)(viii) of the SEI Holdings Disclosure Schedule or
         Schedule 1.1(j)(viii) of the Vastar Disclosure Schedule;

                 (ix) as to VRI and its Affiliates, but only with respect to the period between the First Closing and January 1, 1998, the LDC contracts listed on Section 1.1(j)(ix) of the Vastar Disclosure Schedule (the "LDC Contracts", such definition shall, to the extent consent to transfer of any of such contracts as of January 1, 1998 cannot be obtained through the exercise of commercially reasonable best efforts, or the General Partner concurs that obtaining such consent is not advisable, include an agency or other agreement with respect thereto in a form agreed to by the parties); and

                 (x) with respect to the period between the First Closing and the Second Closing, the SETM Power Business and the SETM Power Assets, and the Vastar Power Business and the Vastar Power Assets.

         (k) "GENERAL PARTNER" means Southern Company Energy Marketing G.P., L.L.C., a Delaware limited liability company formed under the Limited Liability Company Agreement to act as general partner of the Partnership.





Formation Agreement

         (l) "GOVERNMENTAL ENTITY" means any court or tribunal in any jurisdiction (domestic or foreign) or any federal, Indian, state, municipal or other governmental body, agency, department, commission, board, bureau or instrumentality (domestic or foreign).

         (m) "INTELLECTUAL PROPERTY" means patents, technical drawings, trademarks, service marks, trade names, service names, copyrights and similar rights, and all registrations, applications, licenses and rights with respect to any of the foregoing.

         (n)     "IRS" means the Internal Revenue Service.

         (o)     "LDC" means a local distribution company.

         (p) "LEGAL EXPENSES" means the reasonable fees, costs and expenses of any kind incurred by any Person entitled to indemnification pursuant to
Article XI in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any claim as to which such person is entitled to indemnification pursuant to Article XI.

         (q) "MARKED TO MARKET" means the future profit or loss to be realized from the fair market value of forward positions that exist at the applicable measurement date.

         (r) "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means, with respect to the representations, warranties and covenants of a party contained herein, any change, development or effect (individually or in the aggregate) which is, or is reasonably likely to be, materially adverse (A) to the business, assets, results of operations, condition (financial or otherwise) or prospects of the respective Businesses or to the ownership or operation of the Vastar Business Assets or the SETM Business Assets, taken as a whole, (B) to the ability of that party to perform on a timely basis any of its material obligations under this Agreement, any Ancillary Agreement or any other agreement, instrument or document entered into or delivered in connection herewith, or (C) to the ability of the Partnership to function as contemplated herein.

         (s) "NET AFTER-TAX BASIS" means, with respect to the calculation of any indemnification payment owed to any party pursuant to this Agreement, calculation thereof in a manner taking into account any Taxes owing by the indemnified party or its Affiliates as a result of receipt or accrual of the indemnity payment and any savings in Taxes realized by the indemnified party or its Affiliates as a result of the indemnified liability.

         (t) "PARTNER" means any of the General Partner, Vastar LP Sub and Southern LP Sub.

         (u) "PARTNERSHIP" means Southern Company Energy Marketing L.P., a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act and to operate under the Partnership Agreement, of which the Partners are the partners.





Formation Agreement

         (v) "PERMITS" means licenses, permits, franchises, consents, approvals, variances, exemptions and other authorizations of or from Governmental Entities.

         (w) "PERMITTED ENCUMBRANCES" means (i) the Encumbrances set forth in each party's Disclosure Schedule and specifically identified as such, (ii) liens for Taxes not yet due and payable or the validity of which is being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside, (iii) statutory liens (including materialmen's, mechanic's, repairmen's, landlord's and other similar liens) arising in connection with the ordinary course of business securing payments not yet due and payable or, if due and payable, the validity of which is being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside, and (iv) such imperfections or irregularities of title, if any, as (A) are not substantial in character, amount or extent and do not materially detract from the value of the property subject thereto, (B) do not materially interfere with either the present or intended use of such property and (C) do not, individually or in the aggregate, materially interfere with the conduct of the respective Businesses.

         (x) "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, Governmental Entity or other entity.

         (y) "PROCEEDINGS" means all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Entity.

         (z) "SALE OF PARTIAL INTEREST" means the sale (subject to Section 10.2) immediately after the First Closing by Vastar LP Sub (or its designee) to Southern LP Sub (or its designee) of an 8.00% limited partnership interest in the Partnership for $40 million in cash.

         (aa) "SEI HOLDINGS DISCLOSURE SCHEDULE" means the disclosure schedule delivered by SEI Holdings to VRI and the Partnership and attached hereto as Exhibit 1.1(aa).

         (bb) "SETM BUSINESS ASSETS" means the SETM Gas Assets and the SETM Power Assets.

         (cc) "SETM GAS ASSETS" means all assets and properties of SETM or any Affiliate of every kind, character and description, whether tangible, intangible, real, personal or mixed, and wherever located, which are owned, used or held for use by SETM or any Affiliate on the First Closing Date in connection with the SETM Gas Business, excluding the Excluded Assets, but including the following assets and properties of SETM or any Affiliate owned, used, or held for use on the First Closing Date for the SETM Gas Business:

                 (i) all furniture, fixtures, leasehold improvements, equipment, machinery, computer hardware, supplies, materials, motor vehicles, apparatus, tools, implements, appliances and other tangible personal property;





Formation Agreement

                 (ii) to the extent assignable or transferable, all Intellectual Property, Technology and Software relating to, or used in connection with the operation of, the SETM Gas Business, including the Intellectual Property, Technology and Software described in Section
         5.18 of the SEI Holdings Disclosure Schedule;

                 (iii) all right, title and interest that may be assignable or transferable in, to and under all Permits relating to, or used in connection with the operation of, the SETM Gas Business or relating to the use, operation or enjoyment of the SETM Gas Assets, including the Permits described in Section 5.19(a) of the SEI Holdings Disclosure Schedule;

                 (iv) all right, title and interest in, to and under the Assumed Contracts and Liabilities listed on the First Closing Schedule of Assumed Contracts and Liabilities;

                 (v) all right, title and interest in and to all prepaid rentals and other prepaid expenses arising from payments made in the ordinary course of the operation of the SETM Gas Business prior to the First Closing for goods or services where such goods or services have not been received by the First Closing;

                 (vi) all books and records relating to the SETM Gas Assets or the operation of the SETM Gas Business, including (A) financial and accounting records, (B) all books and records relating to employees to the extent permitted by Applicable Law to be transferred hereunder other than those related to non-qualified plans and associated funding arrangements, (C) all books and records relating to the purchase of materials, supplies and services, and (D) all books and records relating to dealings with customers, vendors and suppliers of the SETM Gas Business, and including computerized books and records and other computerized storage media (or, in each case, copies thereof in accessible form or access thereto reasonably satisfactory to VRI);

                 (vii) all customer and potential customer lists and customer and potential customer data, vendor lists and vendor data, supplier lists and supplier data and sales and promotional material and other sales-related material relating to, or used in connection with the operation of, the SETM Gas Business;

                 (viii) to the extent assignable or transferable, all rights, claims and causes of action under or pursuant to all warranties, representations, indemnifications, hold harmless provisions and guarantees made by suppliers, licensors, manufacturers or contractors in respect of the SETM Gas Assets;

                 (ix)     all goodwill associated with the SETM Gas Business;
         and

                 (x) all rights to offer to employ the personnel listed in a schedule previously delivered to VRI (the "SETM Gas Business Personnel").





Formation Agreement

         (dd) "SETM POWER ASSETS" means all assets and properties of SETM or any Affiliate of every kind, character and description, whether tangible, intangible, real, personal or mixed, and wherever located, which are owned, used or held for use by SETM or any Affiliate on the Second Closing Date in connection with the SETM Power Business, excluding the Excluded Assets, but including the following assets and properties of SETM or any Affiliate owned, used, or held for use on the Second Closing Date for the SETM Power Business:

                 (i) all furniture, fixtures, leasehold improvements, equipment, machinery, computer hardware, supplies, materials, motor vehicles, apparatus, tools, implements, appliances and other tangible personal property;

                 (ii) to the extent assignable or transferable, all Intellectual Property, Technology and Software relating to, or used in connection with the operation of, the SETM Power Business, including the Intellectual Property, Technology and Software described in
         Section 5.18 of the SEI Holdings Disclosure Schedule;

                 (iii) all right, title and interest that may be assignable or transferable in, to and under all Permits relating to, or used in connection with the operation of, the SETM Power Business or relating to the use, operation or enjoyment of the SETM Power Assets, including the Permits described in Section 5.19(a) of the SEI Holdings Disclosure Schedule;

                 (iv) all right, title and interest in, to and under the Assumed Contracts and Liabilities listed on the Second Closing Schedule of Assumed Contracts and Liabilities;

                 (v) all right, title and interest in and to all prepaid rentals and other prepaid expenses arising from payments made in the ordinary course of the operation of the SETM Power Business prior to the Second Closing for goods or services where such goods or services have not been received by the Second Closing;

                 (vi) all books and records relating to the SETM Power Assets or the operation of the SETM Power Business, including (A) financial and accounting records, (B) all books and records relating to employees to the extent permitted by Applicable Law to be transferred hereunder other than those related to non-qualified plans and associated funding arrangements, (C) all books and records relating to the purchase of materials, supplies and services, and (D) all books and records relating to dealings with customers, vendors and suppliers of the SETM Power Business, and including computerized books and records and other computerized storage media (or, in each case, copies thereof in accessible form or access thereto reasonably satisfactory to VRI);

                 (vii) all customer and potential customer lists and customer and potential customer data, vendor lists and vendor data, supplier lists and supplier data and sales and promotional





Formation Agreement
         material and other sales-related material relating to, or used in connection with the operation of, the SETM Power Business;

                 (viii) to the extent assignable or transferable, all rights, claims and causes of action under or pursuant to all warranties, representations, indemnifications, hold harmless provisions and guarantees made by suppliers, licensors, manufacturers or contractors in respect of the SETM Power Assets;

                 (ix)     all goodwill associated with the SETM Power Business;
         and

                 (x) all rights to offer to employ the personnel listed in a schedule previously delivered to VRI (the "SETM Power Business Personnel").

         (ee) "SOFTWARE" means computer software, including systems software, documentation and object and source codes.

         (ff) "SOUTHERN PERCENTAGE" means, with respect to the General Partner, 60.00% until July 1, 2001, and 75.00% on July 1, 2001 and thereafter, and with respect to the Partnership, 51.40% from the First Closing until the Sale of Partial Interest, 59.40% from the Sale of Partial Interest until July 1, 2001, and 74.25% on July 1, 2001 and thereafter, in each case subject to adjustment pursuant to the terms of the Transfer Restriction Agreement.

         (gg) "TAX RETURN" means any return or report, including any related or supporting information, with respect to Taxes.

         (hh) "TAXES" means any income taxes or similar assessments or any sales, gross receipts, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise or other tax imposed by any United States federal, state or local (or any foreign or provincial) taxing authority, including any interest, penalties or additions attributable thereto.

         (ii) "TECHNOLOGY" means trade secrets, confidential information (whether or not of a technological commercial nature), proprietary information, inventions, patents, technical data, spreadsheets, technical plans and drawings, blueprints, general specifications, tooling specifications, purchase specifications, know-how, formulae, processes, procedures, research records, records of inventions, test information, market surveys and marketing know-how.

         (jj) "TO THE BEST KNOWLEDGE" of a specified Person (or similar references to a person's knowledge) means the actual knowledge of any such Person's officers, as such knowledge has been obtained in the normal conduct of the business of such person or in connection with the preparation of that Person's Disclosure Schedule or the furnishing of information to the other party hereto as contemplated by this Agreement.





Formation Agreement

         (kk) "U.S. GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time.

         (ll) "VASTAR BUSINESS ASSETS" means the Vastar Gas Assets and the Vastar Power Assets.

         (mm) "VASTAR DISCLOSURE SCHEDULE" means the disclosure schedule delivered by VRI to SEI Holdings and the Partnership and attached hereto as
Exhibit 1.1(mm). (Together, the Vastar Disclosure Schedule and the SEI Holdings Disclosure Schedule are referred to as the "Disclosure Schedules".)

         (nn) "VASTAR GAS ASSETS" means all assets and properties of VGM or any Affiliate of every kind, character and description, whether tangible, intangible, real, personal or mixed, and wherever located, which are owned, used or held for use by VGM or any Affiliate on the First Closing Date in connection with the Vastar Gas Business, excluding the Excluded Assets, but including the following assets and properties of VGM or any Affiliate owned, used, or held for use on the First Closing Date for the Vastar Gas Business:

                 (i) all furniture, fixtures, leasehold improvements, equipment, machinery, computer hardware, supplies, materials, motor vehicles, apparatus, tools, implements, appliances and other tangible personal property;

                 (ii) to the extent assignable or transferable, all Intellectual Property, Technology and Software of VGM relating to, or used in connection with the operation of, the Vastar Gas Business, including the Intellectual Property, Technology and Software described in Section 4.18 of the Vastar Disclosure Schedule;

                 (iii) all right, title and interest that may be assignable or transferable in, to and under all Permits relating to, or used in connection with the operation of, the Vastar Gas Business or relating to the use, operation or enjoyment of the Vastar Gas Assets, including the Permits described in Section 4.19(a) of the Vastar Disclosure Schedule;

                 (iv) all right, title and interest in, to and under the Assumed Contracts and Liabilities listed on the First Closing Schedule of Assumed Contracts and Liabilities;

                 (v) all right, title and interest in and to all prepaid rentals and other prepaid expenses arising from payments made in the ordinary course of the operation of the Vastar Gas Business prior to the First Closing for goods or services where such goods or services have not been received by the First Closing;

                 (vi) all books and records relating to the Vastar Gas Assets or the operation of the Vastar Gas Business, including (A) financial and accounting records, (B) all books and records relating to employees to the extent permitted by Applicable Law to be transferred





Formation Agreement
         hereunder other than those related to non-qualified plans and associated funding arrangements, (C) all books and records relating to the purchase of materials, supplies and services, and (D) all books and records relating to dealings with customers, vendors and suppliers of the Vastar Gas Business, and including computerized books and records and other computerized storage media (or, in each case, copies thereof in accessible form or access thereto reasonably satisfactory to SEI Holdings);

                 (vii) all customer and potential customer lists and customer and potential customer data, vendor lists and vendor data, supplier lists and supplier data and sales and promotional material and other sales-related material relating to, or used in connection with the operation of, the Vastar Gas Business;

                 (viii) to the extent assignable or transferable, all rights, claims and causes of action under or pursuant to all warranties, representations, indemnifications, hold harmless provisions and guarantees made by suppliers, licensors, manufacturers or contractors in respect of the Vastar Gas Assets;

                 (ix)     all goodwill associated with the Vastar Gas Business;
         and

                 (x) all rights to offer to employ the personnel listed in a schedule previously delivered to SEI Holdings (the "Vastar Gas Business Personnel").

         (oo) "VASTAR PERCENTAGE" means, with respect to the General Partner, 40.00% until July 1, 2001, and 25.00% on July 1, 2001 and thereafter, and with respect to the Partnership, 47.60% from the First Closing until the Sale of Partial Interest, 39.60% from the Sale of Partial Interest until July 1, 2001, and 24.75% on July 1, 2001 and thereafter, in each case subject to adjustment pursuant to the terms of the Transfer Restriction Agreement.

         (pp) "VASTAR POWER ASSETS" means all assets and properties of VPM or any Affiliate of every kind, character and description, whether tangible, intangible, real, personal or mixed, and wherever located, which are owned, used or held for use by VPM or any Affiliate on the Second Closing Date in connection with the Vastar Power Business, excluding the Excluded Assets, but including the following assets and properties of VPM or any Affiliate owned, used, or held for use on the Second Closing Date for the Vastar Power Business:

                 (i) all furniture, fixtures, leasehold improvements, equipment, machinery, computer hardware, supplies, materials, motor vehicles, apparatus, tools, implements, appliances and other tangible personal property;

                 (ii) to the extent assignable or transferable, all Intellectual Property, Technology and Software relating to, or used in connection with the operation of, the Vastar Power





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
         Business, including the Intellectual Property, Technology and Software described in Section 4.18 of the Vastar Disclosure Schedule;

                 (iii) all right, title and interest that may be assignable or transferable in, to and under all Permits relating to, or used in connection with the operation of, the Vastar Power Business or relating to the use, operation or enjoyment of the Vastar Power Assets, including the Permits described in Section 4.19(a) of the Vastar Disclosure Schedule;

                 (iv) all right, title and interest in, to and under the Assumed Contracts and Liabilities listed on the Second Closing Schedule of Assumed Contracts and Liabilities;

                 (v) all right, title and interest in and to all prepaid rentals and other prepaid expenses arising from payments made in the ordinary course of the operation of the Vastar Power Business prior to the Second Closing for goods or services where such goods or services have not been received by the Second Closing;

                 (vi) all books and records relating to the Vastar Power Assets or the operation of the Vastar Power Business, including (A) financial and accounting records, (B) all books and records relating to employees to the extent permitted by Applicable Law to be transferred hereunder other than those related to non-qualified plans and associated funding arrangements, (C) all books and records relating to the purchase of materials, supplies and services, and (D) all books and records relating to dealings with customers, vendors and suppliers of the Vastar Power Business, and including computerized books and records and other computerized storage media (or, in each case, copies thereof in accessible form or access thereto reasonably satisfactory to SEI Holdings);

                 (vii) all customer and potential customer lists and customer and potential customer data, vendor lists and vendor data, supplier lists and supplier data and sales and promotional material and other sales-related material relating to, or used in connection with the operation of, the Vastar Power Business;

                 (viii) to the extent assignable or transferable, all rights, claims and causes of action under or pursuant to all warranties, representations, indemnifications, hold harmless provisions and guarantees made by suppliers, licensors, manufacturers or contractors in respect of the Vastar Power Assets;

                 (ix)     all goodwill associated with the Vastar Power
         Business; and

                 (x) all rights to offer to employ the personnel listed in a schedule previously delivered to SEI Holdings (the "Vastar Power Business Personnel").





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
         1.2 CERTAIN ADDITIONAL DEFINED TERMS. In addition to such terms as are defined in Section 1.1, the following terms are used in this Agreement as defined in the Articles or Sections set forth opposite such terms:

                 Defined Term                                                            Article or Section Reference
                 ------------                                                            ----------------------------
         Acquisition Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 7.5
         Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble
         agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Sections 4.21(a) and 5.21(a)
         Alternate Dispute Resolution . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 12.9
                 Ancillary Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 7.6
         Applicable Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . .       Section 4.22(a)
         CERCLA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 4.22(a)
         Certificate of Formation . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 2.1(a)
         commercially reasonable best efforts . . . . . . . . . . . . . . . . . . . . . .       Section 7.4
         Demand . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 12.9(b)
         Disclosure Schedules   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 1.1(mm)
         Escrow Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 2.7
         First Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Article III-A
         First Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Article III-A
         First Closing Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . .       Article III-A
         First Closing Schedule of Assumed Contracts and Liabilities  . . . . . . . . . .       Section 1.1(c)
         Hazardous Substance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 4.22(c)
         indemnified party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 11.3(a)
         indemnifying party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 11.3(a)
         Instruments of Conveyance  . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 2.3
         JAMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 12.9(b)
         LDC Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 1.1(j)(ix)
         Limited Liability Company Agreement  . . . . . . . . . . . . . . . . . . . . . .       Section 2.1(a)
         LLC Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 2.4(b)
         Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 11.1
         Marketing Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble
         Partnership Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 2.1(b)(i)
         Partnership Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 2.4(a)
         RCRA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 4.22(a)
         Second Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Article III-B
         Second Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Article III-B
         Second Closing Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . .       Article III-B
         Second Closing Schedule of Assumed Contracts and Liabilities . . . . . . . . . .       Section 1.1(c)
         SEI Holdings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble





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Page 13

                 Defined Term                                                            Article or Section Reference
                 ------------                                                            ----------------------------
         SEI Holdings Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 5.3
         SENA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 5.1
         SETM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble
         SETM Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble
         SETM Gas Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble
         SETM Gas Business Personnel  . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 1.1(dd)(x)
         SETM Power Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble
         SETM Power Business Personnel  . . . . . . . . . . . . . . . . . . . . . . . . .       Section 1.1(ee)(x)
         Solid Waste  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 4.22(c)
         Southern Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 1.1(a)
         Southern LP Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble
         Staff Services     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 4.13
         Third Party Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 11.3(a)
         transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 2.1(b)(ii)
         Vastar Gas Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble
         Vastar Gas Business Personnel  . . . . . . . . . . . . . . . . . . . . . . . . .       Section 1.1(nn)x)
         Vastar Holdings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 1.1(a)
         Vastar LP Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble
         Vastar Marketing Business  . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble
         Vastar Power Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble
         Vastar Power Business Personnel  . . . . . . . . . . . . . . . . . . . . . . . .       Section 1.1(pp)(x)
         VGM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble
         VPM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble
         VRI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Preamble
         VRI Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Section 4.3
         Working Capital Contribution/Loans . . . . . . . . . . . . . . . . . . . . . . .       Section 2.1(b)(vii)

         1.3 CONSTRUCTION. Unless herein otherwise provided, or unless the context shall otherwise require, words imparting the singular number shall include the plural number, and vice versa; the terms "herein", "hereof", "hereby" and "hereunder", or other similar terms, refer to this Agreement as a whole and not only to the particular Article, Section or other subdivision in which any such terms may be employed; references to Articles, Sections and other subdivisions refer to the Articles, Sections and other subdivisions of this Agreement; a reference to any person shall include such person's predecessors and successors; the word "includes" and its derivatives means "includes, but is not limited to," and corresponding derivative expressions; and all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. GAAP. Each reference herein to a Schedule or Exhibit refers to the item identified separately in writing by the parties hereto as the described Schedule or Exhibit to this Agreement.





Formation Agreement

                                   ARTICLE II

                            TERMS OF THE TRANSACTION

         2.1 ADOPTION OF PARTNERSHIP AGREEMENT AND LIMITED LIABILITY COMPANY AGREEMENT; ASSETS TO BE CONTRIBUTED.

         (a) At the First Closing, VRI and SEI Holdings shall cause Vastar Member Sub and Southern Member Sub to execute and deliver the Amended and Restated Limited Liability Company Agreement of the General Partner substantially in the form attached hereto as Exhibit 2.1(a)(i) (the "Limited Liability Company Agreement").

         (b) At the First Closing, and on the terms and subject to the conditions set forth in this Agreement

                 (i) VRI and SEI Holdings shall cause the Amended and Restated Limited Partnership Agreement of the Partnership substantially in the form attached hereto as Exhibit 2.l(b) (the "Partnership Agreement") to be executed and delivered by the parties named therein as the general and limited partners of the Partnership, and VRI and SEI Holdings shall cause such parties to make such other filings or recordings and take such other action as may be required by Applicable Law to evidence the adoption of the Partnership Agreement;

                 (ii) VRI shall contribute, assign, transfer, deliver and convey (collectively, "transfer"), or cause its Affiliates to transfer, to the Partnership, and the Partnership shall accept, a 99% undivided interest in the Vastar Gas Business and the Vastar Gas Assets and the LDC Contracts (but the transfer of the LDC Contracts shall be effective on January 1, 1998);

                 (iii) SEI Holdings shall transfer, or cause its Affiliates to transfer, to the Partnership, and the Partnership shall accept, a 99% undivided interest in the SETM Gas Business and the SETM Gas Assets;

                 (iv) VRI shall transfer, or cause its Affiliates to transfer, to the General Partner, and the General Partner shall accept, a 1% undivided interest in the Vastar Gas Business and the Vastar Gas Assets and the LDC Contracts (but the transfer of the LDC Contracts shall be effective on January 1, 1998);

                 (v) SEI Holdings shall transfer, or cause its Affiliates to transfer, to the General Partner, and the General Partner shall accept, a 1% undivided interest in the SETM Gas Business and the SETM Gas Assets;





Formation Agreement
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
                 (vi) VRI and SEI Holdings shall cause the General Partner to transfer to the Partnership, and the Partnership shall accept, the 1% undivided interest in the Vastar Gas Business and the Vastar Gas Assets and the 1% undivided interest in the SETM Gas Business and the SETM Gas Assets; and

                 (vii) VRI shall, or shall cause its Affiliates to, transfer $16,000,000 to the Partnership and SEI Holdings shall, or shall cause its Affiliates to, transfer $24,000,000 to the Partnership for working capital each in the form of a contribution to capital or an interest-free subordinated loan as determined by the General Partner pro rata based on the Partnership Interest of the limited partners (the "Working Capital Contribution/Loans").

         (c) At the Second Closing, and on the terms and subject to the conditions set forth in this Agreement

                 (i) VRI shall transfer, or cause its Affiliates to transfer, to the Partnership, and the Partnership shall accept, a 100% undivided interest in the Vastar Power Business and the Vastar Power Assets; and

                 (ii) SEI Holdings shall transfer, or cause its Affiliates to transfer, to the Partnership, and the Partnership shall accept, a 100% undivided interest in the SETM Power Business and the SETM Power Assets.

         2.2 EXCLUDED ASSETS. Notwithstanding any provision contained in this Agreement to the contrary, the Excluded Assets shall be excluded from the assets to be transferred to the Partnership pursuant to Section 2.1.

         2.3 INSTRUMENTS OF CONVEYANCE. In order to effectuate the transfer of the Vastar Business Assets and the SETM Business Assets contemplated by Sections 2.1(b) and (c), at each Closing, each of SEI Holdings and VRI shall execute and deliver, or cause its Affiliates to execute and deliver, to the Partnership or the General Partner, as applicable, dated the respective Closing Date, all such documents or instruments of assignment, transfer or conveyance as the Partnership shall reasonably deem necessary or appropriate to vest in or confirm to the Partnership or the General Partner, as applicable, good and indefeasible title to the respective transferred Vastar Business Assets and SETM Business Assets free and clear of all Encumbrances other than Permitted Encumbrances (the "Instruments of Conveyance").

         2.4     TRANSFER OF INTERESTS.

         (a) At the First Closing, the Partnership shall issue to VRI and SEI Holdings, or their designees, all of the limited partnership interests in the Partnership ("Partnership Interests"), as follows:





Formation Agreement
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
                 (i) as provided in the Partnership Agreement, the Partnership shall issue to VRI, or its designees, at the First Closing, Partnership Interests which, immediately upon (and after taking into account) the consummation of the First Closing, shall represent the Vastar Percentage of all Partnership Interests then issued and outstanding; and

                 (ii) as provided in the Partnership Agreement, the Partnership shall issue to SEI Holdings, or its designees, at the First Closing, Partnership Interests which, immediately upon (and after taking into account) the consummation of the First Closing, shall represent the Southern Percentage of all Partnership Interests then issued and outstanding.

         (b) At the First Closing, the General Partner shall issue to VRI and SEI Holdings, or their designees, all of the membership interests in the General Partner ("LLC Interests"), as follows:

                 (i) as provided in the Limited Liability Company Agreement, the General Partner shall issue to VRI, or its designees, at the First Closing, LLC Interests which, immediately upon (and after taking into account) the consummation of the First Closing, shall represent the Vastar Percentage of all LLC Interests then issued and outstanding; and

                 (ii) as provided in the Limited Liability Company Agreement, the General Partner shall issue to SEI Holdings, or its designees, at the First Closing, LLC Interests which, immediately upon (and after taking into account) the consummation of the First Closing, shall represent the Southern Percentage of all LLC Interests then issued and outstanding.

         (c) At the Second Closing, each of the Partnership and the General Partner shall adjust their respective accounts to take into account the additional contributions to capital by the parties on behalf of the Partners and of the members of the General Partner without any adjustment in the respective Partnership Interests of the Partners or LLC Interests of the Members of the General Partner.

         2.5     LIABILITIES ASSUMED BY PARTNERSHIP.

         (a) As further consideration for the contribution of the Vastar Gas Assets and the SETM Gas Assets to the Partnership, the Partnership shall, upon the terms and subject to the conditions set forth herein, assume, at the First Closing, and agree to thereafter perform all Assumed Contracts and Liabilities listed on the First Closing Schedule of Assumed Contracts and Liabilities.

         (b) As further consideration for the contribution of the Vastar Power Assets and the SETM Power Assets to the Partnership, the Partnership shall, upon the terms and subject to the conditions set forth herein, assume, at the Second Closing, and agree to thereafter perform all Assumed Contracts and Liabilities listed on the Second Closing Schedule of Assumed Contracts and Liabilities.





Formation Agreement
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
         2.6 LIABILITIES NOT ASSUMED BY PARTNERSHIP. Neither the Partnership nor the General Partner shall assume or take title to or be subject to, or in any way be liable or responsible for, any liabilities or obligations of VRI, SEI Holdings or their respective Affiliates (whether or not referred to in any Schedule or Exhibit hereto), except as specifically provided in Section
2.5 or in the Partnership Agreement. The parties expressly acknowledge that it is the intention of the parties hereto that all liabilities and obligations that VRI, SEI Holdings or their respective Affiliates has or may have in the future (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to VRI or SEI Holdings, and whether due or to become due, including, without limitation, those arising on account of bank, institutional and other financings, Taxes, royalties, warranties, employee benefit plan obligations, claims or any other matter), other than under the Assumed Contracts and Liabilities, shall be and remain the liabilities and obligations of VRI, SEI Holdings or their respective Affiliates, as the case may be.

         2.7     SALE OF PARTIAL INTEREST.   Immediately after the First
Closing, Southern LP Sub (or its designee) shall purchase (subject to Section 10.2) from Vastar LP Sub (or its designee) an 8.00% interest in the Partnership for $40,000,000 in cash delivered to Texas Commerce Bank, N.A. as Escrow Agent (the "Escrow Agent") pursuant to the Escrow Agreement among Vastar LP Sub, Southern LP Sub and the Escrow Agent in the form attached as Exhibit 2.7 so that the relative interests of Southern LP Sub and Vastar LP Sub in the Partnership shall be, respectively, 59.40% and 39.60%.

         2.8 RETAIL BUSINESS. The parties agree that the Partnership and their respective Affiliates may create such additional entities as they deem necessary or desirable to permit the Partnership to enter into retail marketing of energy and energy-linked commodities and to meet applicable regulatory and tax requirements, so long as the governance thereof is controlled by the provisions of the Limited Liability Company Agreement and the distributions therefrom directly to Affiliates of VRI or Affiliates of SEI Holdings (other than to the General Partner) are treated as Cash Distributions to Vastar LP Sub or Southern LP Sub, respectively, for purposes of the Partnership Agreement.

         2.9 REIMBURSEMENTS. It is agreed that SEI Holdings, VRI and their respective Affiliates shall pay and be solely responsible for all costs, expenses and liabilities arising or accruing with respect to their respective Business prior to the respective Closing Dates. If the Partnership pays any amount which was properly payable by SEI Holdings or one of its Affiliates or VRI or one of its Affiliates, as the case may be, then such Person shall reimburse the Partnership for such payments promptly following notice from the Partnership.





Formation Agreement

                                 ARTICLE III-A

                                 FIRST CLOSING

         The First Closing of the transactions contemplated by Article II (the "First Closing") shall be effective as of 12:01 a.m., Eastern Time, on September 1, 1997 (the "First Closing Effective Date") and shall take place (i) at the offices of Andrews & Kurth L.L.P., Houston, Texas, at 9:00 a.m., local time, on August 28, 1997, or (ii) at such other time or place or on such other date as VRI and SEI Holdings shall agree in writing. The date on which the First Closing is required to take place is referred to herein as the "First Closing Date." All First Closing transactions shall be deemed to have occurred simultaneously.

         At the First Closing, subject to the satisfaction or waiver of the conditions to their respective obligations set forth in this Agreement, the parties hereto shall make the following deliveries or such deliveries in substitution therefor as are satisfactory to the indicated recipient:

         3.1-A   DELIVERIES BY VRI AND AFFILIATES.

         (a) VRI shall execute and deliver, or cause its Affiliates to execute and deliver, to the Partnership the Instruments of Conveyance in form and substance reasonably satisfactory to SEI Holdings and the Partnership and sufficient to transfer to the Partnership and effectively vest in the Partnership good and indefeasible title to the 99% undivided interest in the Vastar Gas Business, the Vastar Gas Assets and the LDC Contracts (but the transfer of the LDC Contracts shall be effective on January 1, 1998), subject only to Permitted Encumbrances.

         (b) VRI shall execute and deliver, or cause its Affiliates to execute and deliver, to the General Partner the Instruments of Conveyance in form and substance reasonably satisfactory to SEI Holdings and the General Partner and sufficient to transfer to the General Partner and effectively vest in the General Partner good and indefeasible title to the 1% undivided interest in the Vastar Gas Business, the Vastar Gas Assets and the LDC Contracts (but the transfer of the LDC Contracts shall be effective on January 1, 1998), subject only to Permitted Encumbrances.

         (c) VRI shall deliver, or cause its Affiliates to deliver, possession of the Vastar Gas Business and the Vastar Gas Assets to the General Partner and the Partnership.

         (d) VRI shall deliver to SEI Holdings and the Partnership a certificate of an officer of VRI dated the First Closing Date certifying (i) that attached to such certificate are true and correct copies of the resolutions adopted by the Board of Directors, and, if necessary, the stockholders, of VRI and each of VGM, VPM and Vastar LP Sub authorizing the execution, delivery and performance of this Agreement and the execution, delivery and performance of the Instruments of Conveyance and Ancillary Agreements delivered at the First Closing and that such resolutions are in full force and effect as of the First Closing, and (ii) the incumbency and signatures of the officers





Formation Agreement
of VRI or its Affiliates who have executed this Agreement and the other certificates, instruments and documents delivered at the First Closing.

         (e) VRI shall execute and deliver, or cause its Affiliates to execute and deliver, to SEI Holdings and the Partnership the Partnership Agreement, the Limited Liability Company Agreement and such other certificates, instruments and documents as may be reasonably requested by, and in form and substance reasonably satisfactory to, SEI Holdings and the Partnership in order to effect the transactions contemplated by this Agreement to occur at the First Closing.

         (f) VRI and SEI Holdings shall execute and deliver the agreed First Closing Schedule of Assumed Contracts and Liabilities.

         (g) VRI shall deliver, or cause its Affiliates to deliver, to the Partnership cash, deposits (including Oklahoma tax deposits), gas storage inventory at market value, Marked to Market values of Assumed Contracts and Liabilities, or other cash equivalents satisfactory to SEI Holdings and the Partnership as its part of the Working Capital Contribution/Loan pursuant to
Section 2.1(b)(vii).

         (h) Immediately after the First Closing, VRI shall deliver, or cause its Affiliates to deliver, to Southern LP Sub or its designees, the Instruments of Conveyance in form and substance reasonably satisfactory to SEI Holdings and sufficient to transfer to Southern LP Sub or its designees the 8.00% Partnership Interest to be sold in the Sale of Partial Interest.

         3.2-A   DELIVERIES BY SEI HOLDINGS AND AFFILIATES.

         (a) SEI Holdings shall execute and deliver, or cause its Affiliates to execute and deliver, to the Partnership the Instruments of Conveyance in form and substance reasonably satisfactory to VRI and the Partnership and sufficient to transfer to the Partnership and effectively vest in the Partnership good and indefeasible title to the 99% undivided interest in the SETM Gas Business and the SETM Gas Assets, subject only to Permitted Encumbrances.

         (b) SEI Holdings shall execute and deliver, or cause its Affiliates to execute and deliver, to the General Partner the Instruments of Conveyance in form and substance reasonably satisfactory to VRI and the General Partner and sufficient to transfer to the General Partner and effectively vest in the General Partner good and indefeasible title to the 1% undivided interest in the SETM Gas Business and the SETM Gas Assets, subject only to Permitted Encumbrances.

         (c) SEI Holdings shall deliver, or cause its Affiliates to deliver, possession of the SETM Gas Business and the SETM Gas Assets to the General Partner and the Partnership.

         (d) SEI Holdings shall deliver to VRI and the Partnership a certificate of an officer of SEI Holdings dated the First Closing Date certifying (i) that attached to such certificate are true and correct copies of the resolutions adopted by the Board of Directors, and, if necessary, the





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stockholders, of SEI Holdings and its Affiliates authorizing the execution, delivery and performance of this Agreement and the execution, delivery and performance of the Instruments of Conveyance and Ancillary Agreements delivered at the First Closing and that such resolutions are in full force and effect as of the First Closing, and (ii) the incumbency and signatures of the officers of SEI Holdings or its Affiliates who have executed this Agreement and the other certificates, instruments and documents delivered at the First Closing.

         (e) SEI Holdings shall execute and deliver, or cause its Affiliates to execute and deliver, to VRI and the Partnership the Partnership Agreement, the Limited Liability Company Agreement and such other certificates, instruments and documents as may be reasonably requested by, and in form and substance reasonably satisfactory to, VRI and the Partnership in order to effect the transactions contemplated by this Agreement to occur at the First Closing.

         (f) VRI and SEI Holdings shall execute and deliver the agreed First Closing Schedule of Assumed Contracts and Liabilities.

         (g) SEI Holdings shall deliver, or cause its Affiliates to deliver to the Partnership cash, deposits, gas storage inventory at market value, Marked to Market values of Assumed Contracts and Liabilities, or other cash equivalents satisfactory to VRI and the Partnership as its part of the Working Capital Contribution/Loan pursuant to Section 2.1(b)(vii).

         (h) Immediately after the First Closing, SEI Holdings shall cause Southern LP Sub to deliver to the Escrow Agent under the Escrow Agreement for the benefit of Vastar LP Sub or its designee(s) a wire transfer of immediately available funds in the amount of $40,000,000 as consideration for the Sale of Partial Interest.

         3.3-A   DELIVERIES BY THE GENERAL PARTNER.  VRI and SEI Holdings shall cause the General Partner (i) to execute and deliver the Partnership Agreement and (ii) to deliver to the Partnership the 1% undivided interest in the SETM Gas Business and the SETM Gas Assets and the 1% undivided interest in the Vastar Gas Business and the Vastar Gas Assets.

         3.4-A   DELIVERIES BY THE PARTNERSHIP.

         (a) VRI and SEI Holdings shall cause the Partnership to deliver to them or their respective designees instruments of assumption in form and substance reasonably satisfactory to VRI and SEI Holdings pursuant to which the Partnership shall assume at the First Closing, and thereafter perform the Assumed Contracts and Liabilities listed on the First Closing Schedule of Assumed Contracts and Liabilities.

         (b) VRI and SEI Holdings shall cause the Partnership to deliver such other certificates, instruments and documents as may be reasonably requested by, and in form and substance





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
reasonably satisfactory to, VRI and SEI Holdings to effect the transactions contemplated by this Agreement to occur at the First Closing.

                                 ARTICLE III-B

                                 SECOND CLOSING

         The Second Closing of the transactions contemplated by Article II (the "Second Closing") shall be effective as of 12:01 a.m., Eastern Time, on the later of the last day of the month in which all the conditions to the Second Closing are met or January 1, 1998 (the "Second Closing Effective Date") and shall take place (i) at the offices of Andrews & Kurth L.L.P., Houston, Texas, at 9:00 a.m., local time, on the second business day after the Second Closing Effective Date, or (ii) at such other time or place or on such other date as VRI and SEI Holdings shall agree in writing. The date on which the Second Closing is required to take place is referred to herein as the "Second Closing Date." All Second Closing transactions shall be deemed to have occurred simultaneously.

         At the Second Closing, subject to the satisfaction or waiver of the conditions to their respective obligations set forth in this Agreement, the parties hereto shall make the following deliveries or such deliveries in substitution therefor as are satisfactory to the indicated recipient:

         3.1-B   DELIVERIES BY VRI AND AFFILIATES.

         (a) VRI shall execute and deliver, or cause its Affiliates to execute and deliver, to the Partnership the Instruments of Conveyance in form and substance reasonably satisfactory to SEI Holdings and the Partnership and sufficient to transfer to the Partnership and effectively vest in the Partnership good and indefeasible title to the 100% undivided interest in the Vastar Power Business and the Vastar Power Assets, subject only to Permitted Encumbrances.

         (b) VRI shall deliver, or cause its Affiliates to deliver, possession of the Vastar Power Business and the Vastar Power Assets to the Partnership.

         (c) VRI shall deliver to SEI Holdings and the Partnership a certificate of an officer of VRI dated the Second Closing Date certifying (i) that attached to such certificate are true and correct copies of the resolutions adopted by the Board of Directors, and, if necessary, the stockholders, of VRI, Vastar Holdings and each of VGM, VPM and Vastar LP Sub, authorizing the execution, delivery and performance of this Agreement and the execution, delivery and performance of all the Instruments of Conveyance and Ancillary Agreements delivered at the Second Closing and that such resolutions are in full force and effect as of the Second Closing, (ii) the incumbency and signatures of the officers of VRI or its Affiliates who have executed the certificates, instruments and documents delivered at the Second Closing, and
(iii) that the employment of the Vastar Gas Business Personnel and Vastar Power Business Personnel by VRI and its Affiliates has been terminated.





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         (d)     VRI shall execute and deliver, or cause its Affiliates to
execute and deliver, to SEI Holdings and the Partnership such other certificates, instruments and documents as may be reasonably requested by, and in form and substance reasonably satisfactory to, SEI Holdings and the Partnership in order to effect the transactions contemplated by this Agreement to occur at the Second Closing.

         (e) VRI shall execute and deliver the agreed Second Closing Schedule of Assumed Contracts and Liabilities and shall cause to be adjusted, by way of cash payments to or from the Partnership, the then proportionate Working Capital Contribution/Loans to accommodate the Marked to Market values thereof.

         (f) VRI shall cause Vastar LP Sub to cause the Escrow Agent to deliver to VRI or its designees the $40,000,000 (plus interest) placed in escrow in connection with the Sale of Partial Interest.

         3.2-B   DELIVERIES BY SEI HOLDINGS AND AFFILIATES.

         (a) SEI Holdings shall execute and deliver, or cause its Affiliates to execute and deliver, to the Partnership the Instruments of Conveyance in form and substance reasonably satisfactory to VRI and the Partnership and sufficient to transfer to the Partnership and effectively vest in the Partnership good and indefeasible title to the 100% undivided interest in the SETM Power Business and the SETM Power Assets subject only to Permitted Encumbrances.

         (b) SEI Holdings shall deliver, or cause its Affiliates to deliver, possession of the SETM Power Business and the SETM Power Assets to the Partnership.

         (c) SEI Holdings shall deliver to VRI and the Partnership a certificate of an executive officer of SEI Holdings dated the Second Closing Date certifying (i) that attached to such certificate are true and correct copies of resolutions adopted by the Board of Directors, and, if necessary the stockholders, of SEI Holdings and its Affiliates authorizing the execution, delivery and performance of this Agreement and the execution, delivery and performance of the Instruments of Conveyance and Ancillary Agreements delivered at the Second Closing and that such resolutions are in full force and effect as of the Second Closing, (ii) the incumbency and signatures of the officers of SEI Holdings or its Affiliates who have executed the certificates, instruments and documents delivered at the Second Closing, and (iii) that the employment of the SETM Gas Business Personnel and SETM Power Business Personnel by SEI Holdings and its Affiliates has been terminated.

         (d) SEI Holdings shall execute and deliver, or cause its Affiliates to execute and deliver, to VRI and the Partnership such other certificates, instruments and documents as may be reasonably requested by, and in form and substance reasonably satisfactory to, VRI and the Partnership in order to effect the transactions contemplated by this Agreement to occur at the Second Closing.





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         (e)     SEI Holdings shall execute and deliver the agreed Second
Closing Schedule of Assumed Contracts and Liabilities and shall cause to be adjusted, by way of cash payments to or from the Partnership, the then proportionate Working Capital Contribution/Loans to accommodate the Marked to Market values thereof.

         (f) SEI Holdings shall cause Southern LP Sub to cause the Escrow Agent to deliver to Vastar LP Sub or its designee the$40,000,000 (plus interest) placed in escrow in connection with the Sale of Partial Interest.

         3.3-B   DELIVERIES BY THE GENERAL PARTNER.  VRI and SEI Holdings shall cause the General Partner to deliver such certificates, instruments and documents as may be reasonably requested by, and in form and substance reasonably satisfactory to, VRI and SEI Holdings to effect the transactions contemplated by this Agreement to occur at the Second Closing.

         3.4-B   DELIVERIES BY THE PARTNERSHIP.

         (a) VRI and SEI Holdings shall cause the Partnership to deliver to them or their respective designees instruments of assumption in form and substance reasonably satisfactory to VRI and SEI Holdings pursuant to which the Partnership shall assume at the Second Closing, and thereafter perform the Assumed Contracts and Liabilities listed on the Second Closing Schedule of Assumed Contracts and Liabilities.

         (b) VRI and SEI Holdings shall cause the Partnership to deliver such other certificates, instruments and documents as may be reasonably requested by, and in form and substance reasonably satisfactory to, VRI and SEI Holdings to effect the transactions contemplated by this Agreement to occur at the Second Closing.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF VRI

         VRI represents and warrants to SEI Holdings as of the date hereof that:

         4.1 CORPORATE ORGANIZATION. Each of VRI, Vastar Holdings, VGM, VPM and Vastar LP Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of VRI, Vastar Holdings, VGM, VPM and Vastar LP Sub has all requisite corporate power and authority to own, lease and operate the Vastar Business Assets and to carry on the Vastar Marketing Business as now being conducted. No actions or proceedings to dissolve VRI, Vastar Holdings, VGM, VPM or Vastar LP Sub are pending.





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         4.2     CHARTER AND BYLAWS.  VRI has delivered or made available to
SEI Holdings accurate and complete copies of the Certificate of Incorporation and Bylaws of each of VRI, Vastar Holdings, VGM, VPM and Vastar LP Sub as currently in effect.

         4.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of VRI, Vastar Holdings, VGM, VPM and Vastar LP Sub has full corporate power and authority to execute, deliver and perform this Agreement, the Partnership Agreement, the Limited Liability Company Agreement, the Ancillary Agreements (as defined in
Section 7.6 of this Agreement), and the Instruments of Conveyance (collectively, the "VRI Documents") to which it is a party, and to consummate the transactions contemplated thereby. The execution, delivery and performance by each of VRI, Vastar Holdings, VGM, VPM, and Vastar LP Sub, as the case may be, of the VRI Documents, to which it is a party, and the consummation by it of the transactions contemplated thereby, have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by VRI and constitutes, and each of the VRI Documents and each other agreement, instrument or document executed or to be executed by VRI, Vastar Holdings, VGM, VPM and/or Vastar LP Sub in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by each of VRI, Vastar Holdings, VGM, VPM and/or Vastar LP Sub and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of VRI, Vastar Holdings, VGM, VPM or Vastar LP Sub, as the case may be, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         4.4 NONCONTRAVENTION. Except as disclosed in Section 4.4 of the Vastar Disclosure Schedule, the execution, delivery and performance by each of VRI, Vastar Holdings, VGM, VPM and/or Vastar LP Sub of the VRI Documents, to which it is a party, and the consummation by it of the transactions contemplated thereby do not and will not (i) conflict with or result in a violation of any provision of the respective charter or bylaws or other governing instruments of each of VRI, Vastar Holdings, VGM, VPM, and Vastar LP Sub (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which it is a party or by which it, its Business or any of the Vastar Business Assets may be bound,
(iii) result in the creation or imposition of any Encumbrance upon any of the Vastar Business Assets or (iv) assuming compliance with the matters referred to in Section 4.5, violate any Applicable Law binding upon it, its Business or any of the Vastar Business Assets, except, in the case of clauses (ii), (iii) and
(iv) above, for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not, individually or in the aggregate, have a Material Adverse Effect.





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         4.5     GOVERNMENTAL APPROVALS.  No consent, approval, order or
authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by VRI, Vastar Holdings, VGM, VPM or Vastar LP Sub in connection with the execution, delivery or performance by VRI, Vastar Holdings, VGM, VPM or Vastar LP Sub of the VRI Documents or the consummation by it of the transactions contemplated thereby, other than (i) as set forth in Section 4.5 of the Vastar Disclosure Schedule; (ii) filings with Governmental Entities with respect to the transfer of the Vastar Business Assets, to occur in the ordinary course following the consummation of the transactions contemplated hereby; and (iii) such consents, approvals, orders or authorizations which, if not obtained, and such declarations, filings or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect.

         4.6 EXCLUSIVE OPERATION OF THE VASTAR MARKETING BUSINESS. Except as set forth in Schedule 4.6 to the Vastar Disclosure Schedule, VRI does not have any direct or indirect equity or ownership interest in any corporation, partnership, joint venture or other entity other than VGM or VPM which is involved, directly or indirectly, in the conduct of the Vastar Marketing Business, and the Vastar Gas Business is conducted solely and exclusively by VGM and the Vastar Power Business is conducted solely and exclusively by VPM.

         4.7     TITLE TO VASTAR BUSINESS ASSETS.  Except as set forth in
Section 4.7 of the Vastar Disclosure Schedule, VRI, Vastar Holdings, VGM or VPM is the owner of, and has good and marketable title to, all the Vastar Business Assets. Upon transfer of the Vastar Business Assets as provided in Article III of this Agreement, the Partnership will have good and marketable title to all the Vastar Business Assets (including, except as set forth in Section 4.7 of the Vastar Disclosure Schedule, the Intellectual Property, Technology and Software), free and clear of all Encumbrances (other than the Permitted Encumbrances).

         4.8     FINANCIAL STATEMENTS; ABSENCE OF LIABILITIES.

         (a) VRI ACKNOWLEDGES THAT NEITHER IT NOR ANY OF ITS AFFILIATES HAS RELIED ON ANY FINANCIAL STATEMENTS OF SETM OR ITS SUBSIDIARIES IN CONNECTION WITH ITS DECISION TO ENTER INTO THIS AGREEMENT.

         (b) Neither VGM nor VPM has any liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to VRI, and whether due or to become due) that will become liabilities or obligations of the General Partner or the Partnership except for the Assumed Contracts and Liabilities (or as otherwise contemplated hereby) or that will create or result in any Encumbrances on the assets of the General Partner or the Partnership except for Permitted Encumbrances.

         4.9     ABSENCE OF CERTAIN CHANGES.  Except as disclosed in Section
4.9 of the Vastar Disclosure Schedule, since June 30, 1997, (i) there has been no Material Adverse Effect with respect to the Vastar Marketing Business; (ii) the Vastar Marketing Business has been conducted only in the





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
ordinary course consistent with past practice; (iii) except for, or as contemplated by, this Agreement, neither VRI, VGM nor VPM has, in respect of its Business, incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice; (iv) neither VRI, VGM nor VPM has suffered any material loss, damage, destruction or other casualty to any of the Vastar Business Assets (whether or not covered by insurance); and (v) neither VRI, VGM nor VPM has, in respect of its Business, taken any of the actions set forth in Section 6.2-A except as permitted thereunder.

         4.10    TAX MATTERS.   Except as disclosed in Section 4.10 of the
Vastar Disclosure Schedule, VRI, Vastar Holdings, VGM and VPM have (and as of each Closing will have) (either directly or indirectly or as part of a consolidated or combined group) (i) duly filed all material federal, state, local and foreign Tax Returns required to be filed by or with respect to it with the IRS or other applicable Taxing authority, (ii) paid, or adequately reserved against all Taxes due, or claimed by any Taxing authority to be due, from or with respect to it, and (iii) made all material deposits required with respect to Taxes, in each such case to the extent that the failure to do so would result in the imposition of any Encumbrance (other than a Permitted Encumbrance) on the Vastar Business Assets. To the best knowledge of VRI, there has been no material issue raised or material adjustment proposed (and none is pending) by the IRS or any other Taxing authority in connection with any Tax Returns relating to the Vastar Business Assets or the operation of the Vastar Marketing Business. Except as set forth in Section 4.10 of the Vastar Disclosure Schedule, no waiver or extension of any statute of limitations as to any federal, state, local or foreign Tax matter relating to the Vastar Business Assets or the operation of the Vastar Marketing Business has been given by or requested from VRI, Vastar Holdings, VGM or VPM with respect to any Tax year. Neither VRI, Vastar Holdings, VGM nor VPM has filed a consent under Section 341(f) of the Code.

         4.11 COMPLIANCE WITH LAWS. To the best knowledge of VRI, each of VRI, Vastar Holdings, VGM and VPM has complied with all Applicable Laws relating to the ownership or operation of the Vastar Business Assets and the operation of the Vastar Marketing Business, except for noncompliance with such Applicable Laws which, individually or in the aggregate, does not and will not have a Material Adverse Effect. Neither VRI, Vastar Holdings, VGM nor VPM is charged or, to the best knowledge of VRI, threatened with, or, to the best knowledge of VRI, under investigation with respect to, any violation of any Applicable Law relating to any aspect of the ownership or operation of the Vastar Business Assets or the operation of the Vastar Marketing Business, other than violations which, individually or in the aggregate, do not and will not have a Material Adverse Effect.

         4.12 LEGAL PROCEEDINGS. To the best knowledge of VRI, except as set forth on Section 4.12 of the Vastar Disclosure Schedule, there are no Proceedings pending or threatened against or involving VRI, Vastar Holdings, VGM, VPM or Vastar LP Sub relating to the Vastar Business Assets or the operation of the Vastar Marketing Business which, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect or to result in a material adverse change in the Assumed Contracts and Liabilities. Except as set forth in Section 4.12 of the





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
Vastar Disclosure Schedule, neither VRI, Vastar Holdings, VGM, VPM nor Vastar LP Sub is subject to any judgment, order, writ, injunction or decree of any Governmental Entity which is reasonably likely to have a Material Adverse Effect or result in a material adverse change in the Assumed Contracts and Liabilities. To the best knowledge of VRI, except as set forth in Section 4.12 of the Vastar Disclosure Schedule, there are no Proceedings pending or threatened seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

         4.13 SUFFICIENCY OF ASSETS AND PERSONNEL. Except for the Excluded Assets and except as set forth in Section 4.13 of the Vastar Disclosure Schedule and except for staff services (such as accounting, treasury, human resources, tax advice, insurance, information technology and legal services) which are currently provided by Affiliates of the parties ("Staff Services") which VRI or an Affiliate is available to perform on an arm's-length contract basis, the Vastar Business Assets, and the Vastar Gas Business Personnel and Vastar Power Business Personnel, (i) constitute all the assets and properties used or held for use, and all of the employees employed, in connection with the operation of the Vastar Marketing Business and (ii) constitute all the assets and properties and personnel the use, employment or benefit of which are reasonably necessary for the operation of the Vastar Marketing Business as currently conducted. The Vastar Business Assets and their uses conform to all Applicable Laws, except for such nonconformance as does not and will not have a Material Adverse Effect. All tangible assets and properties included in the Vastar Business Assets are in the possession, or under the control, of VRI, VGM or VPM.

         4.14 REAL PROPERTY. Neither VGM nor VPM owns any real property. Set forth in Section 4.14 of the Vastar Disclosure Schedule is the street address and a brief description of the principal facilities and structures leased by VRI, Vastar Holdings, VGM or VPM and used or held for use in connection with the operation of the Vastar Marketing Business.

         4.15 TANGIBLE PERSONAL PROPERTY. Set forth in Section 4.15 of the Vastar Disclosure Schedule is a list, as of the date hereof, of all furniture, fixtures, leasehold improvements, equipment, machinery, computer hardware, prototypes, spare parts, supplies, materials, motor vehicles, apparatus, tools, implements, appliances and other tangible personal property (other than inventories) owned or leased by VRI, Vastar Holdings, VGM or VPM and used or held for use in connection with the operation of the Vastar Marketing Business, except for items having a value individually of less than $5,000 which do not, in the aggregate, have a value exceeding $100,000.

         4.16 INVENTORY. The value of each item of inventory included in the Vastar Business Assets transferred as a part of the Working Capital Contribution/Loan shall be reflected at market value as of the respective Closing.

         4.17 RECEIVABLES. There are no accounts receivable of VRI, Vastar Holdings, VGM or VPM generated by the Vastar Marketing Business to be transferred to the General Partner or the Partnership pursuant to Section 2.1.





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
         4.18    INTELLECTUAL PROPERTY; TECHNOLOGY; SOFTWARE.

         (a) Set forth in Section 4.18 of the Vastar Disclosure Schedule is a list of all Intellectual Property, Technology and Software relating to or used in connection with the operation of the Vastar Marketing Business.
Section 4.18 of the Vastar Disclosure Schedule specifies, as applicable: (i) the nature of such Intellectual Property, Technology and Software; (ii) the owner of such Intellectual Property, Technology and Software; and (iii) all licenses, sublicenses and other agreements to which VRI, VGM or VPM is a party and pursuant to which any person is authorized to use the Intellectual Property, Technology and Software, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty (if any) and the term thereof.

         (b)     The Intellectual Property, Technology and Software listed in
Section 4.18 of the Vastar Disclosure Schedule constitutes all Intellectual Property, Technology and Software necessary for the conduct of the Vastar Marketing Business on a basis consistent with past practice. VRI, VGM or VPM has good and marketable title to or is validly licensed to use all such Intellectual Property, Technology and Software. Each item of such Intellectual Property, Technology and Software is in full force and effect, each of VRI, Vastar Holdings, VGM and VPM is in compliance in all material respects with all its obligations with respect thereto and, to the best knowledge of VRI, no event has occurred which permits, or upon the giving of notice or the passage of time or otherwise would permit, the revocation or termination of any thereof. To the best knowledge of VRI, there are no Proceedings pending or threatened against it, Vastar Holdings, VGM or VPM asserting that the use by VRI, VGM or VPM of any of such Intellectual Property, Technology or Software infringes the rights of any other person or seeking revocation, termination or concurrent use of any of such Intellectual Property, Technology or Software, and there is, to the best knowledge of VRI, no basis for any such Proceeding. To the best knowledge of VRI, none of the Intellectual Property, Technology or Software that is owned by VRI or its Affiliates is being infringed upon by any other person. Except as set forth in Section 4.18 of the Vastar Disclosure Schedule, none of such Intellectual Property, Technology or Software that is owned by VRI or its Affiliates is subject to any outstanding judgment, order, writ, injunction or decree of any Governmental Entity, or any agreement, arrangement or understanding, restricting the scope or use thereof. To the best knowledge of VRI, the conduct of the Vastar Marketing Business at any time prior to the First Closing or Second Closing, as the case may be, did not, and the conduct of the Vastar Marketing Business on a basis consistent with VRI's past practice as of such Closing will not, infringe upon or otherwise misappropriate any Intellectual Property, Technology or Software of any other person.

         4.19    PERMITS.

         (a)     Set forth in Section 4.19 (a) of the Vastar Disclosure
Schedule is a list of all Permits held by VGM or VPM which relate to the Vastar Business Assets or the Vastar Marketing Business. Each of such Permits is in full force and effect, each of VRI, VGM and VPM is in compliance in all material respects with all its obligations with respect thereto and, to the best knowledge of VRI, no event has occurred which permits, or with or without the giving of notice or the passage of time or





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both would permit, the revocation or termination of any thereof.  Except as disclosed in Section 4.19(a) of the Vastar Disclosure Schedule, to the best knowledge of VRI, no notice has been issued by any Governmental Entity and no Proceeding is pending or threatened with respect to any alleged failure by VRI, VGM or VPM to have any Permit the absence of which would have a Material Adverse Effect.

         (b) Except as set forth in Section 4.19(b) of the Vastar Disclosure Schedule and, except for Permits the absence of which do not and will not have a Material Adverse Effect, the Permits listed in Section 4.19(a) of the Vastar Disclosure Schedule constitute all the Permits necessary or required for the ownership and operation of the Vastar Business Assets and the conduct of the Vastar Marketing Business as of the First Closing or Second Closing, as the case may be.

         4.20    CHANGE IN CORPORATE STRUCTURE.   Except as previously
disclosed in writing, the board of directors of each of VRI, Vastar Holdings, VGM, VPM or Vastar LP Sub (as reflected in their respective minutes) is not currently contemplating and does not have any plans to consolidate, merge with or, reorganize or recapitalize with any other Person or to convey, transfer, sell, or lease a substantial portion of its assets to any other Person in a single transaction or series of transactions.

         4.21    AGREEMENTS.

         (a) Set forth in Section 4.21(a) of the Vastar Disclosure Schedule is a list of all the following contracts, agreements and arrangements (collectively, for purposes of this Section only, "agreements") to which VRI, VGM or VPM is a party or by which VRI, VGM or VPM is otherwise bound that relate to the Vastar Business Assets or the Vastar Marketing Business:

                 (i) collective bargaining agreements and similar agreements with employees as a group;

                 (ii) agreements, trusts, plans, funds or other employee benefit arrangements of any nature;

                 (iii) agreements with any director, officer, employee, consultant or advisor of VRI or any of its Affiliates;

                 (iv) agreements between or among VRI and any of its Affiliates;

                 (v) indentures, mortgages, security agreements, notes, loan or credit agreements or other agreements relating to the borrowing of money by VRI, VGM or VPM or to the direct or indirect guarantee or assumption by VRI, VGM or VPM of any obligation of others;

                 (vi) agreements relating to the acquisition or disposition of assets;





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                 (vii)    agreements with respect to the lease of real or
         personal property;

                 (viii) agreements concerning the management or operation of any real property;

                 (ix) supplier, broker, distributor, dealer, manufacturer's representative, sales, agency, sales promotion, advertising, marketing, consulting, research and development, maintenance, service and repair agreements;

                 (x) license, royalty or other agreements relating to Intellectual Property, Technology or Software;

                 (xi) partnership, joint venture and profit sharing agreements;

                 (xii)    agreements with any Governmental Entity;

                 (xiii) agreements in the nature of a settlement or a conciliation agreement arising out of any claim asserted by any other person;

                 (xiv) agreements containing any covenant limiting the freedom of VRI, VGM or VPM to engage in any line of business or compete with any other person in any geographic area or during any period of time;

                 (xv) powers of attorney granted by VRI, VGM or VPM in favor of any person;

                 (xvi) agreements not made in the ordinary course of the Vastar Marketing Business;

                 (xvii) agreements for the purchase, sale, exchange, marketing, or other use of natural gas, electric energy, or other commodities that may not be terminated for convenience and without penalty prior to January 1, 1998, and all exchange, swap, hedging, and other financial or future contracts and agreements; and

                 (xviii) other agreements, whether or not made in the ordinary course of the Vastar Marketing Business, that are material to the Vastar Marketing Business or the ownership or operation of the Vastar Business Assets or any material portion thereof.

         (b) VRI has delivered or made available to SEI Holdings accurate and complete copies of the agreements listed in Section 4.21(a) of the Vastar Disclosure Schedule. Except as set forth in Section 4.21(b) of the Vastar Disclosure Schedule, each of such agreements is a valid and binding agreement of VRI, VGM or VPM, as the case may be, and (to the best knowledge of VRI) the other parties thereto. Except as set forth in Section 4.21(b) of the Vastar Disclosure Schedule, neither VRI, VGM nor VPM is in breach of or in default in any material respect under, nor has any event





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occurred which (with or without the giving of notice or the passage of time or both) would constitute a material default by it under, any material provision of any of such agreements, and neither VRI, VGM nor VPM has received any written notice from any other party indicating that it is in breach of or in default under any such material provision. To the best knowledge of VRI, no other party to any of such agreements is in breach of or in default under such agreements, nor has any assertion been made by VRI, VGM or VPM of any such breach or default except as would not have a Material Adverse Effect. Except as disclosed in Section 4.21(b) of the Vastar Disclosure Schedule and except as would not have a Material Adverse Effect, each of such agreements is freely and fully assignable to the Partnership without penalty or other adverse consequence.

         4.22    ENVIRONMENTAL MATTERS.

         (a) To the best knowledge of VRI, neither VRI, VGM nor VPM is in violation of, or subject to, any pending or threatened Proceeding under, or subject to any remedial obligations under, any Applicable Laws pertaining to health, safety, the environment, Hazardous Substances or Solid Wastes (such Applicable Laws as they now exist are herein collectively called "Applicable Environmental Laws") relating to the ownership or operation of the Vastar Business Assets or the operation of the Vastar Marketing Business, including without limitation (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), and (ii) the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"). To the best knowledge of VRI, VRI, Vastar Holdings, VGM and VPM have obtained all Permits to construct, occupy, operate or use any equipment or other tangible property forming a part of the Vastar Business Assets by reason of any Applicable Environmental Laws.

         (b) Except as disclosed in Section 4.22 of the Vastar Disclosure Schedule, to the best knowledge of VRI, there are no past or present events, conditions, circumstances or plans (i) that interfere with or prevent compliance or continued compliance, with respect to the Vastar Marketing Business or the Vastar Business Assets, with Applicable Environmental Laws or
(ii) that are reasonably expected to give rise to any common law or other legal liability or obligation with respect to the Vastar Marketing Business or the Vastar Business Assets, including but not limited to, liability or obligation under CERCLA or RCRA, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, industrial toxic or Hazardous Substance or Solid Waste.

         (c) As used in this Agreement, the term "Hazardous Substance" shall have the meaning currently specified in CERCLA, and the term "Solid Waste" shall have the meaning currently specified in RCRA; provided that to the extent the laws of the jurisdiction in which the particular asset is located have currently established a meaning for such term that is broader than that specified in CERCLA or RCRA, such broader meaning shall apply.





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         4.23    INSURANCE.  Except as would not have a Material Adverse
Effect, VRI and its Affiliates have fire, liability, casualty and other insurance coverage with respect to the Vastar Business Assets and the Vastar Marketing Business sufficient to satisfy all material requirements of Applicable Laws and any agreements, arrangements or understandings to which VRI, Vastar Holdings, VGM or VPM is a party, and which is customary for businesses of similar size engaged in similar lines of business.

         4.24 FINANCIAL REQUIREMENTS. Except as reflected on Section 4.24 of the Vastar Disclosure Schedule, there are no currently effective bonds, deposits, financial assurance requirements or insurance coverages required to be submitted to Governmental Entities or any third parties for the continued ownership and operation of the Vastar Business Assets and the operation of the Vastar Marketing Business.

         4.25 BOOKS AND RECORDS. All the books and records of VRI, Vastar Holdings, VGM or VPM relating to the Vastar Business Assets or the Vastar Marketing Business, including all personnel files, employee data and other materials relating to employees of the Vastar Marketing Business, are substantially complete and correct in all material respects, have been in all material respects maintained in accordance with good business practice and all Applicable Laws, and, in the case of the books of account, have been in all material respects prepared and maintained in accordance with U.S. GAAP consistently applied. Such books and records accurately and fairly reflect, in reasonable detail, all material transactions, assets and liabilities of VRI, VGM or VPM with respect to the Vastar Marketing Business.

         4.26 INVESTMENT INTENT. VRI or its designees are acquiring the Partnership Interests and members' interests in the General Partner to be acquired by it at the respective Closing for its own account for investment and not with a view to, or for sale or other disposition in connection with, any public distribution of all or any part thereof.

         4.27 NO MATERIAL OMISSIONS. To the best knowledge of VRI, there are no factors or circumstances that are material to the Vastar Marketing Business or the Vastar Business Assets, or the continued ownership or operation thereof, that have not been disclosed to SEI Holdings in this Agreement or in the Vastar Disclosure Schedule or to representatives of SEI Holdings prior to the date hereof. EXCEPT AS PROVIDED SPECIFICALLY IN THIS AGREEMENT, VRI MAKES NO REPRESENTATIONS OR WARRANTIES IN THIS AGREEMENT OR IN ANY INSTRUMENT, EXHIBIT, SCHEDULE OR DOCUMENT DELIVERED IN CONNECTION HEREWITH OR REFERRED TO HEREIN AS TO ANY FINANCIAL PROJECTIONS, ESTIMATES TO COMPLETE TRANSACTIONS, VALUES AT RISK, TRANSACTION LOSS PROJECTIONS, OR SIMILAR PREDICTIVE INFORMATION, AND SEI HOLDINGS SPECIFICALLY ACKNOWLEDGES THAT IT IS NOT SEEKING OR RELYING ON ANY SUCH REPRESENTATIONS OR WARRANTIES.





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                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF SEI HOLDINGS

         SEI Holdings represents and warrants to VRI as of the date hereof that:

         5.1 CORPORATE ORGANIZATION. Each of SEI Holdings, Southern Energy North America, Inc.,("SENA") and SETM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Southern LP Sub and Southern Member Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Each of SEI Holdings, SENA, SETM and Southern LP Sub has all requisite corporate power and authority to own, lease and operate the SETM Business Assets and to carry on the SETM Business as now being conducted. No actions or proceedings to dissolve SEI Holdings, SENA, SETM, Southern Member Sub or Southern LP Sub are pending.

         5.2 CHARTER AND BYLAWS. SEI Holdings has delivered or made available to VRI accurate and complete copies of the Certificate of Incorporation and Bylaws of each of SEI Holdings, SETM, Southern Member Sub and Southern LP Sub as currently in effect.

         5.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of SEI Holdings, SENA, SETM, Southern Member Sub and Southern LP Sub has full corporate power and authority to execute, deliver and perform this Agreement, the Partnership Agreement, the Limited Liability Company Agreement, the Ancillary Agreements (as defined in Section 7.6 of this Agreement) and the Instruments of Conveyance (collectively, the "SEI Holdings Documents") to which it is a party, and to consummate the transactions contemplated thereby. The execution, delivery and performance by each of SEI Holdings, SENA, SETM, Southern Member Sub and Southern LP Sub, as the case may be, of the SEI Holdings Documents to which it is a party, and the consummation by it of the transactions contemplated thereby, have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by SEI Holdings, and constitutes, and each of the SEI Holdings Documents and each other agreement, instrument or document executed or to be executed by SEI Holdings, SENA, SETM, Southern Member Sub and/or Southern LP Sub in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by each of SEI Holdings, SENA, SETM, Southern Member Sub and/or Southern LP Sub and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of SEI Holdings, SENA, SETM, Southern Member Sub or Southern LP Sub, as the case may be, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         5.4 NONCONTRAVENTION. Except as disclosed in Section 5.4 of the SEI Holdings Disclosure Schedule, the execution, delivery and performance by each of SEI Holdings, SENA,



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SETM, Southern Member Sub and/or Southern LP Sub of the SEI Holdings Documents,
to which it is a party, and the consummation by it of the transactions contemplated thereby do not and will not (i) conflict with or result in a violation of any provision of the respective charter or bylaws or other governing instruments of each of SEI Holdings, SENA, SETM, Southern Member Sub and Southern LP Sub, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which it is a party or by which it, the SETM Business or any of the SETM Business Assets may be bound,
(iii) result in the creation or imposition of any Encumbrance upon any of the SETM Business Assets or (iv) assuming compliance with the matters referred to in
Section 5.5, violate any Applicable Law binding upon it, the SETM Business or any of the SETM Business Assets, except, in the case of clauses (ii), (iii) and
(iv) above, for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not, individually or in the aggregate, have a Material Adverse Effect.

         5.5 GOVERNMENTAL APPROVALS. No consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by SEI Holdings, SENA, SETM, Southern Member Sub or Southern LP Sub in connection with the execution, delivery or performance by SEI Holdings, SENA, SETM, Southern Member Sub or Southern LP Sub of the SEI Holdings Documents or the consummation by it of the transactions contemplated thereby, other than (i) as set forth in Section 5.5 of the SEI Holdings Disclosure Schedule; (ii) filings with Governmental Entities with respect to the transfer of the SETM Business Assets, to occur in the ordinary course following the consummation of the transactions contemplated hereby; and
(iii) such consents, approvals, orders or authorizations which, if not obtained, and such declarations, filings or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect.

         5.6 EXCLUSIVE OPERATION OF THE SETM BUSINESS. Except as set forth in Schedule 5.6 to the SEI Holdings Disclosure Schedule, SEI Holdings does not have any direct or indirect equity or ownership interest in any corporation, partnership, joint venture or other entity which is involved, directly or indirectly, in the conduct of the SETM Business, and the SETM Business is conducted solely and exclusively by SETM.

         5.7     TITLE TO SETM BUSINESS ASSETS.  Except as set forth in Section
5.7 of the SEI Holdings Disclosure Schedule, SEI Holdings or SETM is the owner of, and has good and marketable title to, all the SETM Business Assets. Upon transfer of the SETM Business Assets as provided in Article III of this Agreement, the Partnership will have good and marketable title to all the SETM Business Assets (including, except as set forth in Section 5.7 of the SEI Holdings Disclosure Schedule, the Intellectual Property, Technology and Software), free and clear of all Encumbrances (other than the Permitted Encumbrances).





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         5.8     FINANCIAL STATEMENTS; ABSENCE OF LIABILITIES.

         (a) SEI HOLDINGS ACKNOWLEDGES THAT NEITHER IT NOR ANY OF ITS AFFILIATES HAS RELIED ON ANY FINANCIAL STATEMENTS OF VGM, VPM OR THEIR SUBSIDIARIES IN CONNECTION WITH ITS DECISION TO ENTER INTO THIS AGREEMENT.

         (b) SETM has no liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to SEI Holdings, and whether due or to become due) that will become liabilities or obligations of the General Partner or the Partnership except for the Assumed Contracts and Liabilities (or as otherwise contemplated hereby) or that will create or result in any Encumbrances on the assets of the General Partner or the Partnership except for Permitted Encumbrances.

         5.9     ABSENCE OF CERTAIN CHANGES.  Except as disclosed in Section
5.9 of the SEI Holdings Disclosure Schedule, since June 30, 1997, (i) there has been no Material Adverse Effect with respect to the SETM Business; (ii) the SETM Business has been conducted only in the ordinary course consistent with past practice; (iii) except for or as contemplated by this Agreement, SETM has not, in respect of the SETM Business, incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice; (iv) SETM has not suffered any material loss, damage, destruction or other casualty to any of the SETM Business Assets (whether or not covered by insurance); and (v) SETM has not, in respect of the SETM Business, taken any of the actions set forth in
Section 6.2-B except as permitted thereunder.

         5.10    TAX MATTERS.   Except as disclosed in Section 5.10 of the SEI
Holdings Disclosure Schedule, SEI Holdings, SENA and SETM have (and as of each Closing will have) (either directly or indirectly or as part of a consolidated or combined group) (i) duly filed all material federal, state, local and foreign Tax Returns required to be filed by or with respect to it with the IRS or other applicable Taxing authority, (ii) paid, or adequately reserved against all Taxes due, or claimed by any Taxing authority to be due, from or with respect to it, and (iii) made all material deposits required with respect to Taxes, in each such case to the extent that the failure to do so would result in the imposition of any Encumbrance (other than a Permitted Encumbrance) on the SETM Business Assets. To the best knowledge of SEI Holdings, there has been no material issue raised or material adjustment proposed (and none is pending) by the IRS or any other Taxing authority in connection with any Tax Returns relating to the SETM Business Assets or the operation of the SETM Business. Except as set forth in Section 5.10 of the SEI Holdings Disclosure Schedule, no waiver or extension of any statute of limitations as to any federal, state, local or foreign Tax matter relating to the SETM Business Assets or the operation of the SETM Business has been given by or requested from SEI Holdings, SENA and SETM with respect to any Tax year. Neither SEI Holdings, SENA nor SETM has filed a consent under Section 341(f) of the Code.





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         5.11    COMPLIANCE WITH LAWS.   To the best knowledge of SEI Holdings,
each of SEI Holdings, SENA and SETM has complied with all Applicable Laws relating to the ownership or operation of the SETM Business Assets and the operation of the SETM Business, except for noncompliance with such Applicable Laws which, individually or in the aggregate, does not and will not have a Material Adverse Effect. Neither SEI Holdings, SENA nor SETM is charged or, to the best knowledge of SEI Holdings, threatened with, or, to the best knowledge of SEI Holdings, under investigation with respect to, any violation of any Applicable Law relating to any aspect of the ownership or operation of the SETM Business Assets or the operation of the SETM Business, other than violations which, individually or in the aggregate, do not and will not have a Material Adverse Effect.

         5.12 LEGAL PROCEEDINGS. To the best knowledge of SEI Holdings, except as set forth in Section 5.12 of the SEI Holdings Disclosure Schedule, there are no Proceedings pending or threatened against or involving SEI Holdings, SETM or Southern LP Sub relating to the SETM Business Assets or the operation of the SETM Business which, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect or to result in a material adverse change in the Assumed Contracts and Liabilities. Except as set forth in Section 5.12 of the SEI Holdings Disclosure Schedule, neither SEI Holdings, SETM nor Southern LP Sub is subject to any judgment, order, writ, injunction or decree of any Governmental Entity which is reasonably likely to have a Material Adverse Effect or result in a material adverse change in the Assumed Contracts and Liabilities. To the best knowledge of SEI Holdings, except as set forth in Section 5.12 of the SEI Holdings Disclosure Schedule, there are no Proceedings pending or threatened seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

         5.13 SUFFICIENCY OF ASSETS AND PERSONNEL. Except for the Excluded Assets and except as set forth in Section 5.13 of the SEI Holdings Disclosure Schedule and except for Staff Services which SEI Holdings or an Affiliate is available to perform on an arm's length contract basis, the SETM Business Assets, and the SETM Gas Business Personnel and SETM Power Business Personnel,
(i) constitute all the assets and properties used or held for use, and all of the employees employed, in connection with the operation of the SETM Business and (ii) constitute all the assets and properties and personnel the use, employment or benefit of which are reasonably necessary for the operation of the SETM Business as currently conducted. The SETM Business Assets and their uses conform to all Applicable Laws, except for such nonconformance as does not and will not have a Material Adverse Effect. All tangible assets and properties included in the SETM Business Assets are in the possession, or under the control, of SETM.

         5.14 REAL PROPERTY. SETM does not own any real property. Set forth in Section 5.14 of the SEI Holdings Disclosure Schedule is the street address and a brief description of the principal facilities and structures leased by SEI Holdings, SENA or SETM and used or held for use in connection with the operation of the SETM Business.





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         5.15    TANGIBLE PERSONAL PROPERTY.  Set forth in Section 5.15 of the
SEI Holdings Disclosure Schedule is a list, as of the date hereof, of all furniture, fixtures, leasehold improvements, equipment, machinery, computer hardware, prototypes, spare parts, supplies, materials, motor vehicles, apparatus, tools, implements, appliances and other tangible personal property (other than inventories) owned or leased by SEI Holdings, SENA or SETM and used or held for use in connection with the operation of the SETM Business, except for items having a value individually of less than $5,000 which do not, in the aggregate, have a value exceeding $100,000.

         5.16 INVENTORY. The value of each item of inventory included in the SETM Business Assets transferred as part of the Working Capital Contribution/Loan shall be reflected at market value as of the respective Closing.

         5.17 RECEIVABLES. There are no accounts receivable of SEI Holdings, SENA or SETM generated by the SETM Business to be transferred to the General Partner or the Partnership pursuant to Section 2.1.

         5.18    INTELLECTUAL PROPERTY; TECHNOLOGY; SOFTWARE.

         (a)     Set forth in Section 5.18 of the SEI Holdings Disclosure
Schedule is a list of all Intellectual Property, Technology and Software relating to or used in connection with the operation of the SETM Business.
Section 5.18 of the SEI Holdings Disclosure Schedule specifies, as applicable:
(i) the nature of such Intellectual Property, Technology and Software; (ii) the owner of such Intellectual Property, Technology and Software; and (iii) all licenses, sublicenses and other agreements to which SEI Holdings is a party and pursuant to which any person is authorized to use the Intellectual Property, Technology and Software, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty (if any) and the term thereof.

         (b)     The Intellectual Property, Technology and Software listed in
Section 5.18 of the SEI Holdings Disclosure Schedule constitutes all Intellectual Property, Technology and Software necessary for the conduct of the SETM Business on a basis consistent with past practice. Each of SEI Holdings, SENA and SETM has good and marketable title to or is validly licensed to use all such Intellectual Property, Technology and Software. Each item of such Intellectual Property, Technology and Software is in full force and effect, and each of SEI Holdings, SENA and SETM is in compliance in all material respects with all its obligations with respect thereto and, to the best knowledge of SEI Holdings, no event has occurred which permits, or upon the giving of notice or the passage of time or otherwise would permit, the revocation or termination of any thereof. To the best knowledge of SEI Holdings, there are no Proceedings pending or threatened against SEI Holdings, SENA or SETM asserting that the use by SEI Holdings, SENA or SETM of any of such Intellectual Property, Technology or Software infringes the rights of any other person or seeking revocation, termination or concurrent use of any of such Intellectual Property, Technology or Software, and there is, to the best knowledge of SEI Holdings, no basis for any such Proceeding.





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To the best knowledge of SEI Holdings, none of such Intellectual Property,
Technology or Software that is owned by SEI Holdings or its Affiliates is being infringed upon by any other person. Except as set forth in Section 5.18 of the SEI Holdings Disclosure Schedule, none of the Intellectual Property, Technology or Software that is owned by SEI Holdings or its Affiliates is subject to any outstanding judgment, order, writ, injunction or decree of any Governmental Entity, or any agreement, arrangement or understanding, restricting the scope or use thereof. To the best knowledge of SEI Holdings, the conduct of the SETM Business at any time prior to the First or Second Closing, as the case may be, did not, and the conduct of the SETM Business on a basis consistent with SEI Holdings' past practice as of such Closing will not, infringe upon or otherwise misappropriate any Intellectual Property, Technology or Software of any other person.

         5.19    PERMITS.

         (a)     Set forth in Section 5.19 (a) of the SEI Holdings Disclosure
Schedule is a list of all Permits held by SETM which relate to the SETM Business Assets or the SETM Business. Each of such Permits is in full force and effect, SETM is in compliance in all material respects with all its obligations with respect thereto and, to the best knowledge of SEI Holdings, no event has occurred which permits, or with or without the giving of notice or the passage of time or both would permit, the revocation or termination of any thereof. Except as disclosed in Section 5.19(a) of the SEI Holdings Disclosure Schedule, to the best knowledge of SEI Holdings, no notice has been issued by any Governmental Entity and no Proceeding is pending or threatened with respect to any alleged failure by SEI Holdings or SETM to have any Permit the absence of which would have a Material Adverse Effect.

         (b) Except as set forth in Section 5.19(b) of the SEI Holdings Disclosure Schedule and, except for Permits the absence of which do not and will not have a Material Adverse Effect, the Permits listed in Section 5.19(a) of the SEI Holdings Disclosure Schedule constitute all the Permits necessary or required for the ownership and operation of the SETM Business Assets and the conduct of the SETM Business as of the First or Second Closing, as the case may be.

         5.20 CHANGE IN CORPORATE STRUCTURE. Except as previously disclosed in writing, the board of directors of each of SEI Holdings, SENA, SETM, Southern Member Sub or Southern LP Sub (as reflected in their respective minutes) is not currently contemplating and does not have any plans to consolidate, merge with or, reorganize or recapitalize with any other Person or to convey, transfer, sell, or lease a substantial portion of its assets to any other Person in a single transaction or series of transactions.

         5.21    AGREEMENTS.

         (a)     Set forth in Section 5.21(a) of the SEI Holdings Disclosure
Schedule is a list of all the following contracts, agreements and arrangements (collectively, for purposes of this Section





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only, "agreements") to which SEI Holdings, SENA or SETM is a party or by which
SEI Holdings, SENA or SETM is otherwise bound that relate to the SETM Business Assets or the SETM Business:

                 (i) collective bargaining agreements and similar agreements with employees as a group;

                 (ii) agreements, trusts, plans, funds or other employee benefit arrangements of any nature;

                 (iii) agreements with any director, officer, employee, consultant or advisor of SEI Holdings or any of its Affiliates;

                 (iv) agreements between or among SEI Holdings and any of its Affiliates;

                 (v) indentures, mortgages, security agreements, notes, loan or credit agreements or other agreements relating to the borrowing of money by SEI Holdings, SENA or SETM or to the direct or indirect guarantee or assumption by SEI Holdings, SENA or SETM of any obligation of others;

                 (vi) agreements relating to the acquisition or disposition of assets;

                 (vii) agreements with respect to the lease of real or personal property;

                 (viii) agreements concerning the management or operation of any real property;

                 (ix) supplier, broker, distributor, dealer, manufacturer's representative, sales, agency, sales promotion, advertising, marketing, consulting, research and development, maintenance, service and repair agreements;

                 (x) license, royalty or other agreements relating to Intellectual Property, Technology or Software;

                 (xi) partnership, joint venture and profit sharing agreements;

                 (xii)    agreements with any Governmental Entity;

                 (xiii) agreements in the nature of a settlement or a conciliation agreement arising out of any claim asserted by any other person;





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
                 (xiv) agreements containing any covenant limiting the freedom of SEI Holdings, SENA or SETM to engage in any line of business or compete with any other person in any geographic area or during any period of time;

                 (xv) powers of attorney granted by SEI Holdings, SENA or SETM in favor of any person;

                 (xvi) agreements not made in the ordinary course of the SETM Business;

                 (xvii) agreements for the purchase, sale, exchange, marketing, or other use of natural gas, electric energy, or other commodities that may not be terminated for convenience and without penalty prior to January 1, 1998, and all exchange, swap, hedging, and other financial or future contracts and agreements; and

                 (xviii) other agreements, whether or not made in the ordinary course of the SETM Business, that are material to the SETM Business or the ownership or operation of the SETM Business Assets or any material portion thereof.

         (b) SEI Holdings has delivered or made available to VRI accurate and complete copies of the agreements listed in Section 5.21(a) of the SEI Holdings Disclosure Schedule. Except as set forth in Section 5.21(b) of the SEI Holdings Disclosure Schedule, each of such agreements is a valid and binding agreement of SEI Holdings, SENA or SETM, or as the case may be, and (to the best knowledge of SEI Holdings) the other parties thereto. Except as set forth in Section 5.21(b) of the SEI Holdings Disclosure Schedule, neither SEI Holdings, SENA nor SETM is in breach of or in default in any material respect under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a material default by it under, any material provision of any of such agreements, and neither SEI Holdings, SENA nor SETM has received any written notice from any other party indicating that it is in breach of or in default under any such material provision. To the best knowledge of SEI Holdings, no other party to any of such agreements is in breach of or in default under such agreements, nor has any assertion been made by SEI Holdings, SENA or SETM of any such breach or default except as would not have a Material Adverse Effect. Except as disclosed in Section 5.21(b) of the SEI Holdings Disclosure Schedule and except as would not have a Material Adverse Effect, each of such agreements is freely and fully assignable to the Partnership without penalty or other adverse consequence.

         5.22    ENVIRONMENTAL MATTERS.

         (a) To the best knowledge of SEI Holdings, neither SEI Holdings, SENA nor SETM is in violation of, or subject to, any pending or threatened Proceeding under, or subject to any remedial obligations under, any Applicable Environmental Laws relating to the ownership or operation of the SETM Business Assets or the operation of the SETM Business, including without limitation (i) CERCLA and (ii) RCRA. To the best knowledge of SEI Holdings, SEI Holdings, SENA and SETM





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have obtained all Permits to construct, occupy, operate or use any equipment or other tangible property forming a part of the SETM Business Assets by reason of any Applicable Environmental Laws.

         (b) Except as disclosed in Section 5.22 of the SEI Holdings Disclosure Schedule, to the best knowledge of SEI Holdings, there are no past or present events, conditions, circumstances or plans (i) that interfere with or prevent compliance or continued compliance, with respect to the SETM Business or the SETM Business Assets, with Applicable Environmental Laws or
(ii) that are reasonably expected to give rise to any common law or other legal liability or obligation with respect to the SETM Business or the SETM Business Assets, including but not limited to, liability or obligation under CERCLA or RCRA, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, industrial toxic or Hazardous Substance or Solid Waste.

         5.23    INSURANCE.   Except as would not have a Material Adverse
Effect, SEI Holdings and its Affiliates have fire, liability, casualty and other insurance coverage with respect to the SETM Business Assets and the SETM Business sufficient to satisfy all material requirements of Applicable Laws and any agreements, arrangements or understandings to which SEI Holdings, SENA or SETM is a party, and which is customary for businesses of similar size engaged in similar lines of business.

         5.24 FINANCIAL REQUIREMENTS. Except as reflected on Section 5.24 of the SEI Holdings Disclosure Schedule, there are no currently effective bonds, deposits, financial assurance requirements or insurance coverages required to be submitted to Governmental Entities or any third parties for the continued ownership and operation of the SETM Business Assets and the operation of the SETM Business.

         5.25 BOOKS AND RECORDS. All the books and records of SEI Holdings, SENA or SETM relating to the SETM Business Assets or the SETM Business, including all personnel files, employee data and other materials relating to employees of the SETM Business, are substantially complete and correct in all material respects, have been in all material respects maintained in accordance with good business practice and all Applicable Laws, and, in the case of the books of account, have been in all material respects prepared and maintained in accordance with U.S. GAAP consistently applied. Such books and records accurately and fairly reflect, in reasonable detail, all material transactions, assets and liabilities of SEI Holdings, SENA or SETM with respect to the SETM Business.

         5.26 INVESTMENT INTENT. SEI Holdings or its designees are acquiring the Partnership Interests and member's interests in the General Partner to be acquired by it at the respective Closing for its own account for investment and not with a view to, or for sale or other disposition in connection with, any public distribution of all or any part thereof.





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         5.27    NO MATERIAL OMISSIONS.  To the best knowledge of SEI Holdings, there are no factors or circumstances that are material to the SETM Business or the SETM Business Assets, or the continued ownership or operation thereof, that have not been disclosed to VRI in this Agreement or in the SEI Holdings Disclosure Schedule or to representatives of VRI prior to the date hereof. EXCEPT AS PROVIDED SPECIFICALLY IN THIS AGREEMENT, SEI HOLDINGS MAKES NO REPRESENTATIONS OR WARRANTIES IN THIS AGREEMENT OR ANY INSTRUMENT, EXHIBIT, SCHEDULE OR DOCUMENT DELIVERED IN CONNECTION HEREWITH OR REFERRED TO HEREIN AS TO ANY FINANCIAL PROJECTIONS, ESTIMATES TO COMPLETE TRANSACTIONS, VALUES AT RISK, TRANSACTION LOSS PROJECTIONS, OR SIMILAR PREDICTIVE INFORMATION, AND VRI SPECIFICALLY ACKNOWLEDGES THAT IT IS NOT SEEKING OR RELYING ON ANY SUCH REPRESENTATIONS OR WARRANTIES.


                                  ARTICLE VI-A

             CONDUCT OF VASTAR MARKETING BUSINESS PENDING CLOSINGS

         VRI hereby covenants and agrees with SEI Holdings and the Partnership as follows:

         6.1-A   CONDUCT AND PRESERVATION OF THE VASTAR MARKETING BUSINESS.
Except as expressly provided in this Agreement, or except as listed in Section 6.1-A of the Vastar Disclosure Schedule, during the period from the date hereof to the First Closing Effective Date with respect to the Vastar Gas Business and Vastar Gas Assets and to the Second Closing Effective Date with respect to the Vastar Power Business and the Vastar Power Assets, and to January 1, 1998, with respect to the LDC Contracts, VRI shall, and shall cause VGM and VPM and its other Affiliates to, (i) conduct the Vastar Marketing Business substantially as it is being conducted on the date hereof; (ii) use its commercially reasonable best efforts to preserve, maintain and protect the Vastar Business Assets, consistent with available resources; and (iii) use its commercially reasonable best efforts to preserve intact the business organization of the Vastar Marketing Business, consistent with its available resources, to keep available the services of the employees of the Vastar Marketing Business and to maintain existing relationships with suppliers, contractors, distributors, customers and others having business relationships with the Vastar Marketing Business.

         6.2-A   RESTRICTIONS ON CERTAIN ACTIONS.  Without limiting the
generality of Section 6.1-A, or except as listed in Section 6.1-A of the Vastar Disclosure Schedule and except as otherwise expressly provided in this Agreement, prior to the First Closing Effective Date with respect to the Vastar Gas Business and Vastar Gas Assets and to the Second Closing Effective Date with respect to the Vastar Power Business and the Vastar Power Assets, VRI, without the written consent of SEI Holdings, shall not, and shall not permit VGM or VPM to:





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                 (a)      make any expenditures outside the ordinary course of
         the Vastar Marketing Business consistent with past practice which, individually or in the aggregate, exceed $250,000;

                 (b) make any material change in the ongoing operations of the Vastar Marketing Business or its assets;

                 (c) create, incur, guarantee or assume any indebtedness for borrowed money outside the ordinary course of the Vastar Marketing Business;

                 (d) mortgage or pledge any of the Vastar Business Assets or create or suffer to exist any Encumbrance thereupon, other than Permitted Encumbrances;

                 (e) sell, lease, transfer or otherwise dispose of, directly or indirectly, any of the Vastar Business Assets, except in the ordinary course of the Vastar Marketing Business consistent with past practice, or sell, lease, transfer, or otherwise dispose of any fixed assets, whether or not in the ordinary course of the Vastar Marketing Business, which have a value, individually, in excess of $10,000, or, in the aggregate, in excess of $250,000;

                 (f) enter into any lease, contract, agreement, commitment, arrangement or transaction relating to the Vastar Marketing Business other than in the ordinary course of business;

                 (g) amend, modify or change any existing lease, contract or agreement relating to the Vastar Marketing Business, other than in the ordinary course of the business of the Vastar Marketing Business consistent with past practice;

                 (h) waive, release, grant or transfer any rights of value relating to the Vastar Marketing Business, other than in the ordinary course of the business of the Vastar Marketing Business consistent with past practice;

                 (i) except in the ordinary course of business, hire any new employees or recall any laid-off employees of VGM or VPM;

                 (j) delay payment of any account payable or other liability of VGM or VPM relating to the Vastar Marketing Business beyond the later of its due date or the date when such liability would have been paid in the ordinary course of the Vastar Marketing Business consistent with past practice;

                 (k) permit any current insurance or reinsurance coverage to lapse if such policy covers Vastar Business Assets or insures risks, contingencies or liabilities of the Vastar Marketing Business;





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                 (l)      except as set forth in this Section 6.2-A, take any
         action which would make any of the representations or warranties of VRI contained in this Agreement untrue or inaccurate as of any time from the date of this Agreement to the date of the First Closing or the Second Closing, as applicable, or would result in any of the conditions set forth in this Agreement not being satisfied; or

                 (m) authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section.


                                  ARTICLE VI-B

                   CONDUCT OF SETM BUSINESS PENDING CLOSINGS

         SEI Holdings hereby covenants and agrees with VRI and the Partnership as follows:

         6.1-B   CONDUCT AND PRESERVATION OF THE SETM BUSINESS.  Except as
expressly provided in this Agreement, or except as listed on Section 6.1-B of the SEI Holdings Disclosure Schedule during the period from the date hereof to the First Closing Effective Date with respect to the SETM Gas Business and SETM Gas Assets and to the Second Closing Effective Date with respect to the SETM Power Business and SETM Power Assets, SEI Holdings shall, and shall cause SETM and its other Affiliates to, (i) conduct the SETM Business substantially as it is being conducted on the date hereof; (ii) use its commercially reasonable best efforts to preserve, maintain and protect the SETM Business Assets, consistent with available resources; and (iii) use its commercially reasonable best efforts to preserve intact the business organization of the SETM Business, consistent with its available resources, to keep available the services of the employees of the SETM Business and to maintain existing relationships with suppliers, contractors, distributors, customers and others having business relationships with the SETM Business.

         6.2-B   RESTRICTIONS ON CERTAIN ACTIONS.  Without limiting the
generality of Section 6.1-B, or except as listed on Section 6.1-B of the SEI Holdings Disclosure Schedule and except as otherwise expressly provided in this Agreement, prior to the First Closing Effective Date with respect to the SETM Gas Business and SETM Gas Assets and to the Second Closing Effective Date with respect to the SETM Power Business and SETM Power Assets, SEI Holdings, without the written consent of VRI, shall not, and shall not permit SETM to:

                 (a) make any expenditures outside the ordinary course of the SETM Business consistent with past practice which, individually or in the aggregate, exceed $250,000;

                 (b) make any material change in the ongoing operations of the SETM Business or its assets;





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                 (c)      create, incur, guarantee or assume any indebtedness
         for borrowed money outside the ordinary course of the SETM Business;

                 (d) mortgage or pledge any of the SETM Business Assets or create or suffer to exist any Encumbrance thereupon, other than Permitted Encumbrances;

                 (e) sell, lease, transfer or otherwise dispose of, directly or indirectly, any of the SETM Business Assets, except in the ordinary course of the SETM Business consistent with past practice, or sell, lease, transfer, or otherwise dispose of any fixed assets, whether or not in the ordinary course of the SETM Business, which have a value, individually, in excess of $10,000, or, in the aggregate, in excess of $250,000;

                 (f) enter into any lease, contract, agreement, commitment, arrangement or transaction relating to the SETM Business other than in the ordinary course of business;

                 (g) amend, modify or change any existing lease, contract or agreement relating to the SETM Business, other than in the ordinary course of the business of the SETM Business consistent with past practice;

                 (h) waive, release, grant or transfer any rights of value relating to the SETM Business, other than in the ordinary course of the business of the SETM Business consistent with past practice;

                 (i) except in the ordinary course of business, hire any new employees or recall any laid-off employees of SETM;

                 (j) delay payment of any account payable or other liability of SETM relating to the SETM Business beyond the later of its due date or the date when such liability would have been paid in the ordinary course of the SETM Business consistent with past practice;

                 (k) permit any current insurance or reinsurance coverages to lapse if such policy covers SETM Business Assets or insures risks, contingencies or liabilities of the SETM Business;

                 (l) except as set forth in this Section 6.2-B, take any action which would make any of the representations or warranties of SEI Holdings contained in this Agreement untrue or inaccurate as of any time from the date of this Agreement to the date of the First Closing or the Second Closing, as applicable, or would result in any of the conditions set forth in this Agreement not being satisfied; or

                 (m) authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section.





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                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

         7.1     ACCESS TO INFORMATION, CONFIDENTIALITY.

         (a) Between the date hereof and the Second Closing, VRI (i) shall give SEI Holdings and its authorized representatives reasonable access to all employees, all facilities and all books and records of VRI, Vastar Holdings, VGM and VPM relating to the Vastar Business Assets or the Vastar Marketing Business, (ii) shall permit SEI Holdings and its authorized representatives to make such inspections of the Vastar Business Assets as they may reasonably require to verify the accuracy of any representation or warranty contained in
Article IV and (iii) shall cause officers of VRI, Vastar Holdings, VGM and VPM to furnish SEI Holdings and its authorized representatives with such financial and operating data and other information with respect to the Vastar Business Assets and the Vastar Marketing Business as SEI Holdings may from time to time reasonably request; provided, however, that VRI shall have the right to have a representative present at all times of any such inspections or examinations conducted at the offices or other facilities of VRI or its Affiliates.

         (b)     Between the date hereof and the Second Closing, SEI Holdings
(i) shall give VRI and its authorized representatives reasonable access to all employees, all facilities and all books and records of SEI Holdings, SENA and SETM relating to the SETM Business Assets or the SETM Business, (ii) shall permit VRI and its authorized representatives to make such inspections of the SETM Business Assets as they may reasonably require to verify the accuracy of any representation or warranty contained in Article V and (iii) shall cause officers of SEI Holdings, SENA and SETM to furnish VRI and its authorized representatives with such financial and operating data and other information with respect to the SETM Business Assets and the SETM Business as VRI may from time to time reasonably request; provided, however, that SEI Holdings shall have the right to have a representative present at all times of any such inspections or examinations conducted at the offices or other facilities of SEI Holdings or its Affiliates.

         (c) The Confidentiality Agreement dated March 25, 1997, between SEI Holdings and VGM shall remain in full force and effect as set out therein until the First Closing at which time such Confidentiality Agreement shall be superseded in its entirety by the Confidentiality and Noncompetition Agreement referred to in Section 7.6(l).

         7.2 THIRD PARTY CONSENTS. Each party shall use its commercially reasonable best efforts to obtain all consents, approvals, orders, authorizations and waivers of, and to effect all declarations, filing and registrations with, all third parties (including Governmental Entities) that are necessary or required to permit the transfers of assets to the Partnership as contemplated by this Agreement and to otherwise consummate the transactions contemplated hereby.





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         7.3     RELEASE OF LIENS.  Each party shall use its commercially
reasonable best efforts to obtain full releases of the liens and encumbrances on the assets to be transferred by it other than Permitted Encumbrances.

         7.4 BEST EFFORTS. Each party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its commercially reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement. Each party hereto shall cooperate with and assist the other parties hereto in order to provide an efficient and orderly transfer of the control and management of the assets and its Business to the Partnership and to avoid any undue interruption in the ongoing operations of such assets and Businesses following the respective Closing. The phrase "commercially reasonable best efforts" or any phrase of similar tenor as used in this Agreement or any Ancillary Agreement shall mean such good faith efforts as are commercially reasonable, comparing the cost and expense of the efforts to the benefit to be gained (without regard to the identity of the beneficiary).

         7.5 ACQUISITION PROPOSALS. From and after the date of this Agreement until the earlier of the Second Closing or the termination of this Agreement, neither party nor any Affiliate, director, officer, employee or representative of either party shall, directly or indirectly, (a) solicit, initiate or knowingly encourage any Acquisition Proposal with respect to the Vastar Business Assets, the SETM Business Assets or the respective Businesses or (b) engage in discussions or negotiations with, or provide any information to, any person that is considering making or has made such an Acquisition Proposal. If any party or any of its respective Affiliates shall receive any such Acquisition Proposal, the party receiving such proposal shall immediately communicate to the other the terms of such proposal including the identity of the person making such proposal. The term "Acquisition Proposal", as used in this Section with respect to any assets or business, means any offer or proposal for, or any indication of interest in, the acquisition of any of such assets or business, directly or indirectly, other than the transactions expressly permitted by this Agreement.

         7.6 CERTAIN ANCILLARY AGREEMENTS. The parties hereto covenant with each other that they shall do the following, cause their Affiliates to do the following, or in the case of a parent company not controlled by the party hereto, represent and warrant that their respective parents have agreed to do the following:

                 (a) VRI and the Partnership shall enter into the Gas Purchase and Sale Agreement substantially in the form attached hereto as Exhibit 7.6(a) and a Gas Accounting Services Agreement in a form satisfactory to the parties at (and subject to the occurrence of) the First Closing;

                 (b) the Partnership, SEI Holdings and its Affiliates (as necessary) and VRI and its Affiliates (as necessary) shall enter into a Technology Licensing and Transfer Agreement





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         in a form satisfactory to the parties at (and subject to the occurrence of) the First Closing with respect to Intellectual Property included in the Vastar Gas Business or the SETM Gas Business, and at (and subject to the occurrence of) the Second Closing, with respect to Intellectual Property included in the Vastar Power Business or the SETM Power Business;

                 (c) the Partnership and the employees listed on Exhibit 7.6(c)(i) shall have entered into Employment Agreements satisfactory to the Partnership and such employees on or prior to the First Closing (but effective subject to the occurrence of the Second Closing);

                 (d) the Partnership, the General Partner and Southern Company and its Affiliates shall enter into a Service Mark License Agreement relating to the use of the name "Southern Company" and the Partnership and the General Partner and VRI shall enter into a Service Mark License Agreement relating to the use of the name "Vastar" and the required use of the tagline "A Vastar Partnership" as part of the Partnership's identity, both in forms satisfactory to the parties at (and subject to the occurrence of) the First Closing;

                 (e) the Partnership, the General Partner and SEI Holdings and VRI and their Affiliates shall enter into the Secondment Agreements in forms satisfactory to the parties at (and subject to the occurrence of) the First Closing;

                 (f) the Partnership, the General Partner and SEI Holdings and VRI and their Affiliates shall enter into the Transfer Restriction Agreement substantially in the form attached hereto as Exhibit 7.6(f) at (and subject to the occurrence of) the First Closing;

                 (g) SEI Holdings, VRI and the Partnership shall enter into an Indemnity and Contribution Agreement in a form satisfactory to the parties at (and subject to the occurrence of) the First Closing;

                 (h) SEI Holdings, SENA and the Partnership shall enter into the Power Supply Agreement substantially in the form attached hereto as Exhibit 7.6(h) at (and subject to the occurrence of) the Second Closing;

                 (i) VRI or its Affiliates and the Partnership shall enter into agency, services and gas supply agreements, respecting certain cogeneration, LDC and other gas contracts, satisfactory to the parties at (and subject to the occurrence of) the First Closing or Second Closing as specified on such Exhibit;

                 (j) SEI Holdings and VRI shall have entered into the Parent Guaranty of Floor and Put Payments in form satisfactory to the parties at (and subject to the occurrence of) the First Closing;





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                 (k)      Vastar LP Sub, Southern LP Sub and the Escrow Agent
         shall have entered into the Escrow Agreement at (and subject to the occurrence of) the First Closing;

                 (l) SEI Holdings, VRI and the Partnership shall enter into the Confidentiality and Noncompetition Agreement substantially in the form attached hereto as Exhibit 7.6(l) at (and subject to the occurrence of) the First Closing; and

                 (m) SEI Holdings and VRI shall enter into certain parent guaranties for the benefit of the Partnership or the seller of gas to the Partnership satisfactory to the parties.

The foregoing are the "Ancillary Agreements."

         7.7 PUBLIC ANNOUNCEMENTS. Except as may be required by Applicable Law or stock exchange rule, neither party hereto nor any of its Affiliates or parents shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of both VRI and SEI Holdings.

         7.8 BROKERAGE. In the event any person shall assert a claim to a fee, commission or other compensation on account of alleged employment as a broker or finder, or performance of services as a broker or finder, in connection with the transactions contemplated by this Agreement or any transactions prior to this Agreement, the party (or parties) alleged to have been responsible for such employment or performance of services shall hold harmless the other party (or parties) as well as the party's directors, officers and employees, from and against such claim and at the indemnifying party's (or parties') sole expense defend any and all actions, suits or proceedings involving such claim that may at any time be brought against those so indemnified and satisfy promptly any settlement or judgment arising therefrom. If, however, it is ultimately determined in any action, suit or proceeding in which the indemnifying party (or parties) were afforded the opportunity to have their counsel participate in the defense, that the employment was by or services were performed for the indemnified party (or parties), then the latter shall be responsible under this Section and shall reimburse any amounts theretofore paid by the indemnifying party (or parties) by reason hereof.

         7.9 BULK SALES LAWS. Each of the parties hereto waives compliance by the other parties with any applicable bulk sales or bulk transfer laws in connection with the transfer of the assets to the Partnership pursuant to this Agreement.

         7.10    NOTIFICATION OF CERTAIN MATTERS.

         (a) Until the Second Closing, any party, upon learning of the same, shall promptly notify the other of any Proceeding which is commenced or threatened against it and which affects this Agreement or the transactions contemplated hereby.





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         (b)     VRI shall give prompt notice to SEI Holdings of (i) the
occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in
Article IV to be untrue or inaccurate in any material respect at or prior to either the First or Second Closing and (ii) any material failure of VRI to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by VRI hereunder at the time of either the First or Second Closing. SEI Holdings shall give prompt notice to VRI of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in Article V to be untrue or inaccurate in any material respect at or prior to the First or Second Closing and (ii) any material failure of SEI Holdings to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by SEI Holdings hereunder either at the time of either the First or Second Closing.

         (c) The delivery of any notice pursuant to this Section shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in Articles VIII and IX or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         7.11 ACCESS TO RECORDS AFTER CLOSING. For a period of three years from and after the Second Closing Date, each party and its representatives shall have reasonable access to inspect and copy all books and records relating to the assets or the Businesses transferred to the Partnership hereunder to the extent that such access may reasonably be required in connection with matters relating to or affected by the operation of the such assets or its Business prior to the Second Closing Date. Such access shall be afforded by the Partnership upon receipt of reasonable advance notice and during normal business hours. If the Partnership shall desire to dispose of any of such books and records prior to the expiration of such period, the Partnership shall, prior to such disposition, give the affected party a reasonable opportunity, at its expense, to segregate and remove such books and records as it may select. Each party shall be solely responsible for any costs or expenses incurred by it pursuant to this Section.

         7.12 FEES AND EXPENSES. Except as otherwise expressly provided in this Agreement, each party hereto shall pay its own fees and expenses (including (i) its own internal company expenses, including all salaries and expenses of its employees performing legal or accounting duties and (ii) the fees and expenses of counsel, financial advisors, accountants and others engaged by such party) incurred in connection with the negotiation, execution, delivery and the First Closing and Second Closing hereof. This Agreement and the transactions contemplated hereby, whether or not any Closing shall have occurred, except that the parties agree that those transition expenses agreed to by the parties and one-half of certain employee retention costs (as agreed to by the parties) shall be borne by the Partnership, and that they shall cause the Partnership to pay the same.





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         7.13    TAXES; OTHER CHARGES.

         (a) All sales, use, registration, stamp, property transfer, transfer and similar Taxes (including any real estate transfer taxes) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be borne by the transferring party. VRI and SEI Holdings mutually agree to cooperate in the filing of all necessary documentation and returns with respect to all such Taxes.

         (b) Subject to the occurrence of the respective Closings, the parties shall cause the Partnership to pay all real and personal property taxes attributable to the transferred assets that are due after the respective Closing Date, whether accruing prior to or after such Closing Date; provided, however, that each party shall pay to the Partnership with respect to its assets being transferred, at the time payment of such taxes is made by the Partnership, all such taxes attributable to any period or periods prior to such Closing Date and the Partnership shall pay to each party at each Closing Date the amounts of such taxes, if any, paid by that party or its Affiliates and attributable to periods after such Closing Date. For the taxable period within which a Closing Date occurs, the real and personal property taxes attributable to the portion of the period prior to the respective Closing Date shall be considered to be the amount of such Taxes for the entire taxable period in which such Closing Date occurs, multiplied by a fraction, the numerator of which is the number of days in the portion of such period ending on such Closing Date and the denominator of which is the number of days in the entire period.

         (c) All utility and other service charges and prepaid rentals and insurance premiums, relating to the assets transferred to the Partnership hereunder shall be prorated as between the transferor and the Partnership as of the respective Closing Date.

         7.14 OFFICERS AND DIRECTORS OF GENERAL PARTNER. Effective upon the First Closing, SEI Holdings and VRI shall cause the members of the General Partner to elect the persons listed below to be the members of the Board of Governors of the General Partner:

         Board of Governors:      Thomas G. Boren
                                  Charles D. Davidson
                                  S. Marce Fuller
                                  Richard J. Pershing
                                  Steven J. Shapiro
                                  W. L. Westbrook, III

         7.15 COVENANTS NOT TO COMPETE. The parties shall abide by the covenants not to compete and confidentiality covenants in the Confidentiality and Noncompetition Agreement referred to in Section 7.6(l).





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         7.16    INSURANCE.  SEI Holdings shall use commercially reasonable best efforts to obtain fire, liability, casualty and other insurance coverage with respect to the Marketing Business of the Partnership sufficient to satisfy all material requirements of Applicable Laws and any agreements, arrangements or understandings to which the Partnership is a party, and which is customary for businesses of similar size engaged in similar lines of business, effective on and after the First Closing Date on arm's-length terms acceptable to VRI and maintain such coverage at the request and expense of the Partnership.

         7.17 STAFF SERVICES. The parties each agree that it and its Affiliates shall provide Staff Services to the Partnership from the First Closing until the Second Closing on the same terms, conditions, prices, cost allocations and basis as currently being provided to their respective Businesses, except that SEI Holdings alone shall be responsible for insurance coverage as described in Section 7.16. Both parties agree to provide Staff Services during 1998 at cost. Neither party nor its Affiliates can charge administrative costs or overhead to the Partnership unless the General Partner agrees to such charges except as required by the Public Utility Holding Company Act of 1935, as amended.

         7.18 POST-CLOSING. Good Faith estimates of Marked to Market values, the Working Capital Contribution/Loans, and any other financial or accounting issue associated with either of the Closings shall be adjusted by agreement of the parties within 30 days after the respective Closing, and if the parties are not able to agree within such time, then by determination by a Big Six accounting firm selected by the unanimous vote of the Board of the General Partner, the fees and expenses of which shall be paid by the Partnership (which determination shall be conclusive).

         7.19 ASSIGNMENT OF LDC CONTRACTS. VRI shall, and shall cause its Affiliates to, use commercially reasonable best efforts to obtain all consents and approvals that are required from third parties.

         7.20 AMENDMENT OF DISCLOSURE SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until 24 hours prior to the First Closing to supplement or amend promptly its respective Disclosure Schedule with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule, provided however, that supplements and amendments to such Disclosure Schedules shall only have to be delivered at the First Closing Date if they involve an amount in excess of $100,000. For all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Articles VIII and IX have been fulfilled, the Disclosure Schedules hereto shall be deemed to be the Disclosure Schedules as amended or supplemented pursuant to this Section
7.20. Notwithstanding the foregoing sentence, no amendment or supplement to a disclosure schedule prepared by a party that constitutes or reflects an event or occurrence that would have any changes thereon that are less favorable to the Partnership or other party by an amount in excess of $500,000 may be made unless the other party consents to such





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amendment or supplement.  If the other party does not consent to the amendment or supplement referred to in the preceding sentence, the other party may terminate this Agreement or require that the Closing take place without the amendment to such Disclosure Schedule, unless the first party offers to make the Partnership whole in a reasonably satisfactory manner.

                                  ARTICLE VIII

                        CONDITIONS TO OBLIGATIONS OF VRI

         8.1 CONDITIONS TO FIRST CLOSING. The obligations of VRI to consummate the transactions contemplated by this Agreement at the First Closing shall be subject to the fulfillment on or prior to the First Closing Date of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES TRUE. All the representations and warranties of SEI Holdings contained in this Agreement, and in any agreement, instrument or document delivered pursuant hereto on or prior to the First Closing Date, shall be true and correct in all material respects as of the date made and (having been deemed to have been made again on and as of the First Closing Date in the same language) shall be true and correct in all material respects on and as of the First Closing Date.

         (b) COVENANTS AND AGREEMENTS PERFORMED. SEI Holdings shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by it.

         (c) CERTIFICATES. VRI shall have received certificates executed by an officer of SEI Holdings, dated such Closing Date, representing and certifying, in such detail as VRI may reasonably request, that the conditions set forth in Sections 8.1(a) and 8.1(b) have been fulfilled.

         (d) LEGAL PROCEEDINGS. No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Entity, and no statute, rule, regulation or executive order promulgated or enacted by a Governmental Entity, shall be in effect (i) that restrains, enjoins, prohibits or otherwise makes illegal the consummation of the transactions contemplated hereby or (ii) that would impose any material limitation on the ability of the Partnership effectively to exercise full rights of ownership of the businesses and assets to be acquired by the Partnership hereunder. No Proceeding before a Governmental Entity shall be pending (i) seeking to restrain or prohibit the consummation of the transactions contemplated hereby or (ii) that could reasonably be expected, if adversely determined, to impose any material limitation on the ability of the Partnership effectively to exercise full rights of ownership of the businesses and assets to be acquired by the Partnership hereunder.





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         (e)     CONSENTS.  All consents, approvals and waivers of, and all declarations, filings and registrations with, Governmental Entities required for the consummation of the transactions contemplated hereby, and all consents, approvals and waivers of third parties required for the transfer of the Vastar Gas Assets and the SETM Gas Assets and the respective Gas Businesses to the Partnership hereunder at such Closing, shall have been obtained or made and shall be in full force and effect at the time of such Closing or the Partnership shall be entitled to substantially the same economic benefits of any contract for which consent to transfer has not been obtained under one of the agreements referred to in Section 7.6(i). VRI acknowledges that some owners of Software may not consent to transfer of their Software and licenses to the Partnership and may require that the Partnership purchase new licenses, and if so, such event shall not constitute a failure to obtain a consent hereunder unless the cost of such new license, would in the aggregate exceed $100,000.

         (f) NO MATERIAL ADVERSE CHANGE. Since the date hereof, there shall not have been any material adverse change in the business, assets, results of operations, condition (financial or otherwise) or prospects of the SETM Business to be transferred hereunder at or after the First Closing or the ownership or operation of the SETM Gas Assets to be transferred hereunder at or after such Closing.

         (g) DELIVERIES. SEI Holdings and its Affiliates shall have made the deliveries required at the First Closing by Section 3.2-A, the General Partner shall have made the deliveries required by Section 3.3-A, and the Partnership shall have made the deliveries required by Section 3.4-A, as the case may be.

         (h) CERTAIN ANCILLARY AGREEMENTS. The Ancillary Agreements referred to in Section 7.6 to be executed and delivered as of the First Closing shall have been executed and delivered by all parties thereto other than VRI and its Affiliates and parent. Furthermore, the Partnership or an Affiliate shall have entered into an agreement with SEI Holdings with respect to retail residential and small commercial and industrial (mass market) customers, in a form acceptable to VRI and SEI Holdings.

         (i) RELEASE OF LIENS AND ENCUMBRANCES. All liens and encumbrances on the SETM Business Assets to be transferred at the First Closing other than Permitted Encumbrances shall have been fully released.

         8.2 CONDITIONS TO SECOND CLOSING. The obligations of VRI to consummate transactions contemplated by this Agreement at the Second Closing shall be subject to the fulfillment on or prior to the Second Closing Date of each of the following conditions:

         (a) COVENANTS AND AGREEMENTS PERFORMED. SEI Holdings shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Second Closing Date.





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         (b)     CERTIFICATES.  VRI shall have received certificates executed by an officer of SEI Holdings, dated such Closing Date, representing and certifying, in such detail as VRI may reasonably request, that the conditions set forth in Section 8.2(a) have been fulfilled.

         (c) LEGAL PROCEEDINGS. No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Entity, and no statute, rule, regulation or executive order promulgated or enacted by a Governmental Entity, shall be in effect (i) that restrains, enjoins, prohibits or otherwise makes illegal the consummation of the transactions contemplated hereby or (ii) that would impose any material limitation on the ability of the Partnership effectively to exercise full rights of ownership of the businesses and assets to be acquired by the Partnership hereunder. No Proceeding before a Governmental Entity shall be pending (i) seeking to restrain or prohibit the consummation of the transactions contemplated hereby or (ii) that could reasonably be expected, if adversely determined, to impose any material limitation on the ability of the Partnership effectively to exercise full rights of ownership of the businesses and assets to be acquired by the Partnership hereunder.

         (d) CONSENTS. All consents, approvals and waivers of, and all declarations, filings and registrations with, Governmental Entities required for the consummation of the transactions contemplated hereby, and all consents, approvals and waivers of third parties required for the transfer of the Vastar Power Assets and the SETM Power Assets and the respective Power Businesses to the Partnership hereunder at such Closing, shall have been obtained or made and shall be in full force and effect at the time of such Closing or the Partnership shall be entitled to substantially the same economic benefits of any contract for which consent to transfer has not been obtained under one of the agreements referred to it in Section 7.6(i).

         (e) DELIVERIES. SEI Holdings and its Affiliates shall have made the deliveries required to be made at the Second Closing by Section 3.2-B, the General Partner shall have made the deliveries required by Section 3.3-B and the Partnership shall have made the deliveries required by Section 3.4-B, as the case may be.

         (f) CERTAIN ANCILLARY AGREEMENTS. The Ancillary Agreements referred to in Section 7.6 to be executed and delivered as of the Second Closing shall have been executed and delivered by all parties thereto other than VRI and its Affiliates.

         (g) RELEASE OF LIENS AND ENCUMBRANCES. All liens and encumbrances on the SETM Power Assets to be transferred at the Second Closing other than Permitted Encumbrances shall have been fully released.





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                                   ARTICLE IX

                   CONDITIONS TO OBLIGATIONS OF SEI HOLDINGS

         9.1 CONDITIONS TO FIRST CLOSING. The obligations of SEI Holdings to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the First Closing Date of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES TRUE. All the representations and warranties of VRI contained in this Agreement, and in any agreement, instrument or document delivered pursuant hereto on or prior to such Closing Date, shall be true and correct in all material respects as of the date made and (having been deemed to have been made again on and as of the First Closing Date in the same language) shall be true and correct in all material respects on and as of the First Closing Date.

         (b) COVENANTS AND AGREEMENTS PERFORMED. VRI shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to such Closing Date.

         (c) CERTIFICATES. SEI Holdings shall have received certificates executed by an officer of VRI, dated such Closing Date, representing and certifying, in such detail as SEI Holdings may reasonably request, that the conditions set forth in Sections 9.1(a) and 9.1(b) have been fulfilled.

         (d) LEGAL PROCEEDINGS. No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Entity, and no statute, rule, regulation or executive order promulgated or enacted by a Governmental Entity, shall be in effect (i) that restrains, enjoins, prohibits or otherwise makes illegal the consummation of the transactions contemplated hereby or (ii) that would impose any material limitation on the ability of the Partnership effectively to exercise full rights of ownership of the businesses and assets to be acquired by the Partnership hereunder. No Proceeding before a Governmental Entity shall be pending (i) seeking to restrain or prohibit the consummation of the transactions contemplated hereby or (ii) that could reasonably be expected, if adversely determined, to impose any material limitation on the ability of the Partnership effectively to exercise full rights of ownership of the businesses and assets to be acquired by the Partnership hereunder.

         (e) CONSENTS. All consents, approvals and waivers of, and all declarations, filings and registrations with, Governmental Entities required for the consummation of the transactions contemplated hereby, and all consents, approvals and waivers of third parties required for the transfer of the Vastar Gas Assets and the SETM Gas Assets and the respective Gas Businesses, to the Partnership hereunder at such Closing, shall have been obtained or made and shall be in full force and effect at the time of such Closing or the Partnership shall be entitled to substantially the same economic benefits of any contract for which consent to transfer has not been obtained under one of the agreements referred to in Section 7.6(i). SEI Holdings acknowledges that some owners of





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Software may not consent to transfer of their Software and licenses to the
Partnership and may require that the Partnership purchase new licenses, and if so, such event shall not constitute a failure to obtain a consent hereunder unless the cost of such new license, would in the aggregate exceed $100,000.

         (f) NO MATERIAL ADVERSE CHANGE. Since the date hereof, there shall not have been any material adverse change in the business, assets, results of operations, condition (financial or otherwise) or prospects of the Vastar Marketing Business or the ownership or operation of the Vastar Gas Assets to be transferred hereunder at or after the First Closing.

         (g) DELIVERIES. VRI and its Affiliates shall have made the deliveries required at the First Closing by Section 3.1-A, the General Partner shall have made the deliveries required by Section 3.3-A, and the Partnership shall have made the deliveries required by Section 3.4-A, as the case may be.

         (h) CERTAIN ANCILLARY AGREEMENTS. The Ancillary Agreements referred to in Section 7.6 to be executed and delivered at the First Closing shall have been executed and delivered by all parties thereto other than SEI Holdings and its Affiliates and parent. Furthermore, the Partnership or an Affiliate shall have entered into an agreement with SEI Holdings with respect to retail residential small commercial and industrial (mass market) customers, in a form acceptable to VRI and SEI Holdings.

         (i) RELEASE OF LIENS AND ENCUMBRANCES. All liens and encumbrances, on the Vastar Gas Assets to be transferred at the First Closing other than Permitted Encumbrances shall have been fully released.

         (j) PERSONNEL. SEI Holdings shall be satisfied, in its reasonable discretion, that the traders, marketers, asset managers, schedulers, contract administrators and other personnel of the Vaster Marketing business which have (as of the First Closing Date) agreed to become employees, of the Partnerhsip represent a sufficient personnel base for the Partnerhsip to thereafter continue to conduct and to expand the Marketing Business in substantially the same manner as conducted prior to the First Closing.

         9.2 CONDITIONS TO SECOND CLOSING. The obligations of SEI Holdings to consummate the transactions contemplated by this Agreement at the Second Closing shall be subject to the fulfillment on or prior to the Second Closing Date of each of the following conditions:

         (a) COVENANTS AND AGREEMENTS PERFORMED. VRI shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Second Closing Date.





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         (b)     CERTIFICATES.  SEI Holdings shall have received certificates executed by an officer of VRI, dated such Closing Date, representing and certifying, in such detail as SEI Holdings may reasonably request, that the conditions set forth in Section 9.2(a) have been fulfilled.

         (c) LEGAL PROCEEDINGS. No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Entity, and no statute, rule, regulation or executive order promulgated or enacted by a Governmental Entity, shall be in effect (i) that restrains, enjoins, prohibits or otherwise makes illegal the consummation of the transactions contemplated hereby or (ii) that would impose any material limitation on the ability of the Partnership effectively to exercise full rights of ownership of the businesses and assets to be acquired by the Partnership hereunder. No Proceeding before a Governmental Entity shall be pending (i) seeking to restrain or prohibit the consummation of the transactions contemplated hereby or (ii) that could reasonably be expected, if adversely determined, to impose any material limitation on the ability of the Partnership effectively to exercise full rights of ownership of the businesses and assets to be acquired by the Partnership hereunder.

         (d) CONSENTS. All consents, approvals and waivers of, and all declarations, filings and registrations with, Governmental Entities required for the consummation of the transactions contemplated hereby, and all consents, approvals and waivers of third parties required for the transfer of the Vastar Power Assets and the SETM Power Assets and the respective Power Businesses to the Partnership hereunder at such Closing, shall have been obtained or made and shall be in full force and effect at the time of such Closing or the Partnership shall be entitled to substantially the same economic benefits of any contract for which consent to transfer has not been obtained under one of the agreements referred to it in Section 7.6(i).

         (e) DELIVERIES. VRI and its Affiliates shall have made the deliveries required to be made at the Second Closing by Section 3.1-B, the General Partner shall have made the deliveries required by Section 3.3-B and the Partnership shall have made the deliveries required by Section 3.4-B, as the case may be.

         (f) CERTAIN ANCILLARY AGREEMENTS. The Ancillary Agreements referred to in Section 7.6 to be executed and delivered as of the Second Closing shall have been executed and delivered by all parties thereto other than SEI Holdings and its Affiliates.

         (g) RELEASE OF LIENS AND ENCUMBRANCES. All liens and encumbrances, on the Vastar Power Assets to be transferred at the Second Closing other than Permitted Encumbrances shall have been fully released.





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                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

         10.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Second Closing in the following manner:

         (a)     by mutual written consent of VRI and SEI Holdings; or

         (b) by either VRI or SEI Holdings if the First Closing shall not have occurred on or before October 1, 1997, or if the Second Closing shall not have occurred on or before July 1, 1998, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate this Agreement pursuant to this clause (b); or

         (c) by either VRI or SEI Holdings, if there shall be any statute, rule or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have made any order, decree, ruling or other action consenting to or approving consummation of the transactions contemplated hereby contingent or conditional in any manner that has a Material Adverse Effect on the business of the Partnership, such party and its Affiliates taken as a whole; or

         (d) by VRI, if there has been any violation or breach by SEI Holdings of any representation, warranty, covenant or agreement contained in this Agreement that has rendered the satisfaction of any condition to the obligations of VRI set forth in Article VIII impossible and such violation or breach has not been waived by VRI or if any other event shall occur that shall render the satisfaction of any such condition to the obligations of VRI impossible and such condition has not been waived by VRI; or

         (e) by SEI Holdings, if there has been a violation or breach by VRI of any representation, warranty, covenant or agreement contained in this Agreement that has rendered the satisfaction of any condition to the obligations of SEI Holdings set forth in Article IX impossible and such violation or breach has not been waived by SEI Holdings or if any other event shall occur that shall render the satisfaction of any such condition to the obligations of SEI Holdings impossible and such condition has not been waived by SEI Holdings.

         10.2    EFFECT OF TERMINATION.

         (a)     In the event of the termination of this Agreement pursuant to
Section 10.1 by VRI or SEI Holdings, written notice thereof shall forthwith be given to the other party specifying the





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provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the agreements contained in this Section 10.2 and in Sections 7.1(c), 7.7, 7.8, 7.12 and 10.5 and Articles XI and XII shall survive the termination hereof. Nothing contained in this Section shall relieve any party from liability for any breach of this Agreement.

         (b) In the event a termination of this Agreement as set forth above shall have occurred after the First Closing Date, then the First Closing shall be unwound as follows:

                 (i) the parties shall cause the General Partner and the Partnership

                          (x) to transfer to VRI or its designees (A) all assets, personnel and liabilities associated with the natural gas trading and marketing business of the Partnership (including the Gas Purchase and Sale Agreement referred to in Section 7.6(a)) originally transferred from VRI and its Affiliates (but not those originally transferred from SEI Holdings and its Affiliates), (B) all rights to, and to require the contribution of, the Vastar Power Business, the Vastar Power Assets and the LDC Contracts, and (C) all portions of combined gas and power business allocated to it by agreement of the parties hereto and

                          (y)     to transfer to SEI Holdings or its designees
                 (A) all assets, personnel and liabilities associated with the natural gas trading and marketing business, originally transferred from SEI Holdings and its Affiliates (but not those originally transferred from VRI and its Affiliates), (B) all rights to, and to require the contribution of, the SETM Power Business and the SETM Power Assets, and (C) all portions of combined gas and power business allocated to it by agreement of the parties hereto;

                 (ii) the parties shall cause the Partnership and the General Partner to terminate and dissolve and to distribute any remaining net assets in accordance with the then applicable Southern Percentage and Vastar Percentage with respect to the Partnership and the General Partner; and

                 (iii) thereafter, VRI and SEI Holdings shall cause Vastar LP Sub and Southern LP Sub, respectively, shall cause the Escrow Agent to refund (without interest) the $40,000,000 received for the Sale of Partial Interest to Southern LP Sub or its designee.

         10.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by or on behalf of both VRI and SEI Holdings.

         10.4 WAIVER. Each of VRI and SEI Holdings may (i) waive any inaccuracies in the representations and warranties of the other and the other's Affiliates contained herein or in any document, certificate or writing delivered pursuant hereto, (ii) waive compliance by the other and





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the other's Affiliates with any of the agreements of the other and the other's
Affiliates contained herein and (iii) waive fulfillment of any conditions to its own and its Affiliate's or Affiliates' obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         10.5 REMEDIES NOT EXCLUSIVE. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

         10.6 NO SPECIAL OR CONSEQUENTIAL DAMAGES. NO PARTY SHALL BE ENTITLED TO RECOVER SPECIAL OR CONSEQUENTIAL DAMAGES FROM THE OTHER PARTIES, AND EACH PARTY HEREBY WAIVES ANY CLAIM OR RIGHT TO SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES HEREUNDER, EVEN IF CAUSED BY THE ACTIVE, PASSIVE, SOLE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF ANY PARTY.


                                   ARTICLE XI

                                INDEMNIFICATION;
                          SURVIVAL OF REPRESENTATIONS

         11.1 INDEMNIFICATION OBLIGATIONS OF VRI. From and after the First Closing, VRI shall indemnify the Partnership or SEI Holdings, as the case may be and hold it harmless on a Net After-Tax Basis against and in respect of any and all "Losses", (defined herein to be any and all losses, damages, liabilities, claims, costs and expenses (including, without limitation, Legal Expenses), but excluding losses in connection with lost profits or punitive or consequential damages), arising out of, based upon or resulting from:

         (a) the breach of any representation or warranty of VRI or any of its Affiliates contained in this Agreement or any of the Ancillary Agreements or Instruments of Conveyance;

         (b) the breach by VRI or any of its Affiliates of, or failure of VRI or any of its Affiliates to observe or perform in any material respect any of, its covenants or agreements contained in this Agreement or any of the Ancillary Agreements or Instruments of Conveyance;





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         (c)     any liability or obligation of or attributable to VRI, Vastar
Holdings, VGM, VPM or, with respect to periods prior to the respective Closing as of which transferred, the Vastar Business Assets other than the Assumed Contracts and Liabilities;

         (d) the ownership, management or use of the Vastar Business Assets prior to the respective Closing as of which transferred and the conduct of the Vastar Marketing Business prior to the respective Closing as of which transferred; and

         (e) any litigation arising out of or in connection with the Vastar Marketing Business or the Vastar Business Assets in connection with events occurring prior to the respective Closing as of which transferred; provided that VRI shall not have any obligation to indemnify the Partnership or SEI Holdings under this Section 11.1 unless and until the aggregate amount of all Losses exceeds $100,000 (regardless of whether, in the case of third party actions, suits or proceedings with respect to any of the foregoing, VRI may have a meritorious defense).

         11.2 INDEMNIFICATION OBLIGATIONS OF SEI HOLDINGS. From and after the First Closing, SEI Holdings shall indemnify the Partnership or VRI, as the case may be and hold it harmless on a Net After-Tax Basis against and in respect of any and all Losses, arising out of, based upon or resulting from:

         (a) the breach of any representation or warranty of SEI Holdings contained in this Agreement or any of the Ancillary Agreements or Instruments of Conveyance;

         (b) the breach by SEI Holdings or any of its Affiliates of, or failure of SEI Holdings or any of its Affiliates to observe or perform in any material respect any of, its covenants or agreements contained in this Agreement or any of the Ancillary Agreements or Instruments of Conveyance;

         (c) any liability or obligation of or attributable to SEI Holdings or, with respect to the period prior to the respective Closing as of which transferred, the SETM Business Assets, other than the Assumed Contracts and Liabilities;

         (d) the ownership, management or use of the SETM Business Assets prior to the respective Closing as of which transferred and the conduct of the SETM Business prior to the respective Closing as of which transferred; and

         (e) any litigation arising out of or in connection with the SETM Business or the SETM Business Assets in connection with events occurring prior to the respective Closing as of which transferred; provided that SEI Holdings shall not have any obligation to indemnify the Partnership or VRI under this
Section 11.2 unless and until the aggregate amount of all Losses exceeds $100,000 (regardless of whether, in the case of third party actions, suits or proceedings with respect to any of the foregoing, SEI Holdings may have a meritorious defense).





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         11.3    INDEMNIFICATION PROCEDURES.

         (a) Promptly after receipt by any person entitled to indemnification under Section 11.1 or 11.2 (an "indemnified party") of notice of the commencement of any action, suit or proceeding by a person not a party to this Agreement in respect of which the indemnified party will seek indemnification hereunder (a "Third Party Action"), the indemnified party shall notify the person that is obligated to provide such indemnification (an "indemnifying party") thereof in writing, but any failure to so notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party under Section 11.1 or 11.2, except to the extent that the indemnifying party is prejudiced by the failure to give such notice. The indemnifying party shall be entitled to participate in the defense of such Third Party Action and to assume control of such defense with counsel reasonably satisfactory to such indemnified party; provided, however, that:

                 (i) the indemnified party shall be entitled to participate in the defense of such Third Party Action and to employ counsel at its own expense to assist in the handling of such Third Party Action;

                 (ii) the indemnifying party shall obtain the prior written approval of the indemnified party before entering into any settlement of such Third Party Action or ceasing to defend against such Third Party Action, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the indemnified party or the indemnified party would be adversely affected thereby;

                 (iii) no indemnifying party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each indemnified party of a release from all liability in respect of such Third Party Action; and

                 (iv) the indemnifying party shall not be entitled to control the defense of any Third Party Action unless within 15 days after receipt of such written notice from the indemnified party the indemnifying party confirms in writing its responsibility to indemnify the indemnified party with respect to such Third Party Action and reasonably demonstrates that it will be able to pay the full amount of the reasonably expected Losses in connection with any such Third Party Action.

         After written notice by the indemnifying party to the indemnified party of its election to assume control of the defense of any such Third Party Action in accordance with the foregoing and compliance by the indemnifying party with Section 11.3(a)(iv), (i) the indemnifying party shall not be liable to such indemnified party hereunder for any Legal Expenses subsequently incurred by such indemnified party attributable to defending against such Third Party Action, and (ii) as long as the indemnifying party is reasonably contesting such Third Party Action in good faith, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge the claim





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underlying, such Third Party Action without the indemnifying party's prior written consent. If the indemnifying party does not assume control of the defense of such Third Party Action in accordance with this Section 11.3, the indemnified party shall have the right to defend and/or settle such Third Party Action in such manner as it may deem appropriate at the cost and expense of the indemnifying party, and the indemnifying party will promptly reimburse the indemnified party therefor in accordance with this Article XI. The reimbursement of fees, costs and expenses required by this Article XI shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

         (b) If the indemnifying party shall be obligated to indemnify the indemnified party pursuant to this Article XI, the indemnifying party shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnified party with respect to the claims to which such indemnification relates. If an indemnified party becomes entitled to any indemnification from an indemnifying party, such indemnification shall be made in cash upon demand.

         (c) The right of indemnification pursuant to this Article XI shall constitute the sole and exclusive remedy of each of the parties to this Agreement for a breach of any representation or warranty by another party contained in this Agreement or in any statement or certification furnished pursuant to this Agreement. So long as a claim for indemnification pursuant to this Article XI is being contested in good faith by the indemnifying party or such claim shall otherwise remain unliquidated, such claim shall not affect any of the rights of the indemnifying party under the Partnership Agreement, including any right to current distributions by the Partnership.

         11.4 SURVIVAL. All covenants and agreements contained in this Agreement shall survive (and not be affected in any respect by) either Closing, any investigation conducted by any party hereto and any information which any party may receive. The right to indemnification:

         (a) with respect to all representations and warranties contained in this Agreement with the exception of those representations and warranties contained in Sections 4.10, 4.22, 5.10 and 5.22 of this Agreement, shall survive for one year after the date of the audit for the first full fiscal year of the Partnership; and

         (b) with respect to the representations and warranties contained in Sections 4.10, 4.22, 5.10 and 5.22 of this Agreement, shall survive until the applicable statute of limitations as extended has run; provided that, in each case there shall be no termination of any such representation or warranty as to which a bona fide claim has been asserted prior to the termination of such survival period.





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                                  ARTICLE XII

                                 MISCELLANEOUS

         12.1 NOTICES. All notices, requests, demands and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing, and shall be delivered either personally, or by registered or certified mail (postage prepaid and return receipt requested) or by express courier or delivery service, or by telegram, telefax, telex or similar facsimile means, to the parties, at the addresses (or at such other addresses as shall be specified by the parties by like notice) set forth below:

         (i)     if to any of the Southern Company Parties:

                          SEI Holdings, Inc.
                          900 Ashwood Parkway
                          Suite 500
                          Atlanta, Georgia 30338-4780
                          Attn: Chief Financial Officer
                          Facsimile: 770-379-7001
                          Telephone: 770-379-7000

                          with a copy to:

                          Southern Energy, Inc.
                          900 Ashwood Parkway
                          Suite 500
                          Atlanta, Georgia 30338-4780
                          Attn: Senior Vice President - North American Division
                          Facsimile: 770-379-7001
                          Telephone: 770-379-7000

                 (ii)     if to any of the Vastar Parties:

                          Vastar Resources, Inc.
                          15375 Memorial Drive
                          Houston, Texas 77079
                          Attn: Chief Financial Officer
                          Facsimile: 281-584-6519
                          Telephone: 281-584-6000

Notices and other communications shall be deemed given or made (i) when received, if sent by telegram, telefax, telex or similar facsimile means (confirmation of such receipt by confirmed





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facsimile transmission being deemed receipt of communications sent by telefax, telex or similar facsimile means) and (ii) when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by registered or certified mail or sent by express courier or delivery service, except in the case of facsimile transmissions received after the normal close of business at the receiving location, which shall be deemed given on the next Business Day.

         12.2 ENTIRE AGREEMENT. This Agreement and the documents referred to herein, together with the Schedules and Exhibits hereto (where applicable, as executed and delivered), constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         12.3 BINDING EFFECT; ASSIGNMENT; NO THIRD PARTY BENEFIT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, and any purported assignment without such consent shall be void. Except as provided in Article XI, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto and the Partnership, and their respective successors and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         12.4 SEVERABILITY. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

         12.5 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws of such state.

         12.6 FURTHER ASSURANCES. From time to time following the First Closing, at the request of any party hereto and without further consideration, the other parties shall execute and deliver to such requesting party such instruments and documents and take such other action as such requesting party may reasonably request or as may be otherwise necessary to (i) more fully and effectively transfer to, and vest in, the Partnership, and put the Partnership in possession of, any part of the Vastar Business Assets and the SETM Business Assets, (ii) enable the Partnership to assume and fully and timely perform in accordance with their terms any or all of the Assumed Contracts and Liabilities, (iii) enable the Partnership to continue the Vastar Marketing Business and the SETM Business, and (iv) otherwise consummate more fully and effectively the transactions contemplated by this Agreement and the Ancillary Agreements.





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         12.7    DESCRIPTIVE HEADINGS.  The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect in any manner the meaning or interpretation of this Agreement.

         12.8 COUNTERPARTS. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

         12.9 DISPUTE RESOLUTION; ARBITRATION. The procedures for dispute resolution under this Agreement ("Alternate Dispute Resolution") shall be as follows:

         (a) Except as otherwise provided in Section 7.18, the parties agree that any controversy or claim arising out of or relating to this Agreement or the breach hereof that cannot be settled by agreement of the parties within 30 days shall first be submitted to the Board of Governors of the General Partner for consideration. If the controversy or claim cannot be settled by unanimous vote of such Board of Governors (as defined in the Limited Liability Company Agreement) within an additional 30 days, it shall be subject to arbitration as described in Section 12.9(b) below ("Alternate Dispute Resolution").

         (b) Except as provided above in Section 7.18 or Section 12.9(a), any controversy or claim arising out of or relating to this Agreement, or the breach hereof, (or, except as otherwise provided therein, relating to any of the Partnership Agreement, the Limited Liability Company Agreement or any of the Ancillary Agreements, or the breach thereof) shall be settled by arbitration administered by the JAMS/Endispute, Inc. ("JAMS") under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration proceedings shall be conducted in Memphis, Tennessee. Any dispute submitted for arbitration shall be referred to a panel of three arbitrators. The party or parties submitting the intention to arbitrate (the "Demand") shall nominate one arbitrator, who shall be independent of the party or parties nominating him. The party or parties required to answer the Demand shall nominate one arbitrator, who shall be independent of the party or parties nominating him. If the arbitrator chosen by the party or parties submitting the Demand and the arbitrator chosen by the party or parties answering the Demand can agree upon a neutral arbitrator within seven days of submission to the JAMS of the answer to the Demand, then such individual shall serve as the third arbitrator. If no such agreement is reached, the third arbitrator shall be appointed by the JAMS. The arbitration award shall be final and binding on the parties and shall be enforced in accordance with its terms. The arbitration award shall be enforceable by any court having jurisdiction over the party against which the award has been rendered.





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


VASTAR RESOURCES, INC.                       SEI HOLDINGS, INC.


By: /s/ CHARLES D. DAVIDSON                  By: /s/ S. MARCE FULLER
    --------------------------                   ---------------------------
Name: Charles D. Davidson                    Name: S. Marce Fuller
Title:   President and Chief                 Title:   Assistant Secretary
         Executive Officer